                          AGREEMENT AND PLAN OF MERGER


                                     among:


                      VERTEX PHARMACEUTICALS INCORPORATED,
                          a Massachusetts corporation;


                           AHAB ACQUISITION SUB, INC.,
                           a Delaware corporation; and


                         AURORA BIOSCIENCES CORPORATION,
                             a Delaware corporation.





                           ---------------------------

                           Dated as of April 29, 2001

                           ---------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE 1         THE MERGER......................................................................................1

         Section 1.1       MERGER OF MERGER SUB INTO THE COMPANY..................................................1
         Section 1.2       EFFECT OF THE MERGER...................................................................1
         Section 1.3       CLOSING; EFFECTIVE TIME................................................................2
         Section 1.4       CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS........................2
         Section 1.5       CONVERSION OF SECURITIES...............................................................2
         Section 1.6       CLOSING OF THE COMPANY'S TRANSFER BOOKS................................................3
         Section 1.7       EXCHANGE OF CERTIFICATES...............................................................4
         Section 1.8       TAX CONSEQUENCES.......................................................................5
         Section 1.9       ACCOUNTING CONSEQUENCES................................................................5
         Section 1.10      FURTHER ACTION.........................................................................6

ARTICLE 2         REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................6

         Section 2.1       DUE ORGANIZATION; SUBSIDIARIES; ETC....................................................6
         Section 2.2       CERTIFICATE OF INCORPORATION AND BYLAWS................................................6
         Section 2.3       AUTHORITY; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES; BINDING NATURE OF
                           AGREEMENT..............................................................................7
         Section 2.4       CAPITALIZATION, ETC....................................................................7
         Section 2.5       SEC FILINGS; FINANCIAL STATEMENTS......................................................9
         Section 2.6       NON-CONTRAVENTION; CONSENTS............................................................9
         Section 2.7       ABSENCE OF CHANGES....................................................................11
         Section 2.8       TITLE TO ASSETS.......................................................................13
         Section 2.9       RECEIVABLES; EMPLOYEE LOANS; CUSTOMERS................................................13
         Section 2.10      REAL PROPERTY; EQUIPMENT; LEASEHOLD...................................................13
         Section 2.11      INTELLECTUAL PROPERTY.................................................................14
         Section 2.12      CONTRACTS.............................................................................16
         Section 2.13      SALE OF PRODUCTS; PERFORMANCE OF SERVICES.............................................19
         Section 2.14      LIABILITIES...........................................................................19
         Section 2.15      COMPLIANCE WITH LEGAL REQUIREMENTS....................................................20
         Section 2.16      CERTAIN BUSINESS PRACTICES............................................................20
         Section 2.17      GOVERNMENTAL AUTHORIZATIONS...........................................................20
         Section 2.18      TAX MATTERS...........................................................................20
         Section 2.19      Employee and Labor Matters; Benefit Plans.............................................21
         Section 2.20      ENVIRONMENTAL MATTERS.................................................................25
         Section 2.21      INSURANCE.............................................................................26
         Section 2.22      TRANSACTIONS WITH AFFILIATES..........................................................26
         Section 2.23      LEGAL PROCEEDINGS; ORDERS.............................................................26
         Section 2.24      NO EXISTING DISCUSSIONS...............................................................27
         Section 2.25      ACCOUNTING MATTERS....................................................................27
         Section 2.26      VOTE REQUIRED.........................................................................27
         Section 2.27      SECTION 203 OF THE DGCL NOT APPLICABLE................................................27
         Section 2.28      FAIRNESS OPINION......................................................................27
         Section 2.29      FINANCIAL ADVISOR.....................................................................27


                                       i


         Section 2.30      FULL DISCLOSURE.......................................................................28

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........................................28

         Section 3.1       DUE ORGANIZATION; SUBSIDIARIES; ETC...................................................28
         Section 3.2       ARTICLES OF ORGANIZATION AND BYLAWS...................................................28
         Section 3.3       AUTHORITY; BINDING NATURE OF AGREEMENT................................................28
         Section 3.4       CAPITALIZATION, ETC...................................................................29
         Section 3.5       SEC FILINGS; FINANCIAL STATEMENTS.....................................................30
         Section 3.6       NON-CONTRAVENTION; CONSENTS...........................................................30
         Section 3.7       Absence of Changes....................................................................32
         Section 3.8       Products; Government Compliance.......................................................32
         Section 3.9       Intellectual Property.................................................................33
         Section 3.10      LIABILITIES...........................................................................34
         Section 3.11      COMPLIANCE WITH LEGAL REQUIREMENTS....................................................34
         Section 3.12      GOVERNMENTAL AUTHORIZATIONS...........................................................35
         Section 3.13      LEGAL PROCEEDINGS; ORDERS.............................................................35
         Section 3.14      NO EXISTING DISCUSSIONS...............................................................35
         Section 3.15      ACCOUNTING MATTERS....................................................................35
         Section 3.16      VOTE REQUIRED.........................................................................36
         Section 3.17      FAIRNESS OPINION......................................................................36
         Section 3.18      VALID ISSUANCE........................................................................36
         Section 3.19      MERGER SUB............................................................................36
         Section 3.20      FULL DISCLOSURE.......................................................................36
         Section 3.21      Taxes.................................................................................36

ARTICLE 4         Certain Covenants of the Company and Parent....................................................37

         Section 4.1       ACCESS AND INVESTIGATION..............................................................37
         Section 4.2       OPERATION OF THE COMPANY'S BUSINESS...................................................38
         Section 4.3       Operation of Parent's Business........................................................42
         Section 4.4       No Solicitation.......................................................................43

ARTICLE 5         Additional Covenants of the Parties............................................................44

         Section 5.1       REGISTRATION STATEMENT; JOINT PROXY STATEMENT.........................................44
         Section 5.2       COMPANY STOCKHOLDERS'MEETING..........................................................46
         Section 5.3       Parent Stockholders'Meeting...........................................................46
         Section 5.4       REGULATORY APPROVALS..................................................................47
         Section 5.5       STOCK OPTIONS.........................................................................48
         Section 5.6       EMPLOYEE BENEFITS.....................................................................49
         Section 5.7       INDEMNIFICATION OF OFFICERS AND DIRECTORS.............................................50
         Section 5.8       POOLING OF INTERESTS..................................................................51
         Section 5.9       DISCLOSURE............................................................................51
         Section 5.10      AFFILIATE AGREEMENTS..................................................................52
         Section 5.11      TAX MATTERS...........................................................................52
         Section 5.12      LETTER OF THE COMPANY'S ACCOUNTANTS...................................................53
         Section 5.13      LISTING...............................................................................53
         Section 5.14      SECTION 16B-3.........................................................................53


                                       ii


         RIGHTS AGREEMENTS 53
         TERMINATION OF CHANGE IN CONTROL BONUS PLAN.............................................................54

ARTICLE 6         Conditions Precedent to Obligations of Each Party..............................................54

         Section 6.1       EFFECTIVENESS OF FORM S-4 REGISTRATION STATEMENT......................................54
         Section 6.2       STOCKHOLDER APPROVAL..................................................................54
         Section 6.3       HSR ACT...............................................................................54
         Section 6.4       LISTING...............................................................................54
         Section 6.5       NO RESTRAINTS; LEGALITY...............................................................54
         Section 6.6       REGULATORY MATTERS....................................................................55
         Section 6.7       TAX OPINIONS..........................................................................55

ARTICLE 7         Conditions Precedent to Obligations of Parent and Merger Sub...................................55

         Section 7.1       ACCURACY OF REPRESENTATIONS...........................................................55
         Section 7.2       PERFORMANCE OF COVENANTS..............................................................56
         Section 7.3       CONSENTS..............................................................................56
         Section 7.4       NO MATERIAL ADVERSE EFFECT............................................................56
         Section 7.5       AGREEMENTS AND DOCUMENTS..............................................................56

ARTICLE 8         Conditions Precedent to Obligation of the Company..............................................57

         Section 8.1       ACCURACY OF REPRESENTATIONS...........................................................57
         Section 8.2       PERFORMANCE OF COVENANTS..............................................................57
         Section 8.3       NO MATERIAL ADVERSE EFFECT............................................................58

ARTICLE 9         Termination....................................................................................58

         Section 9.1       TERMINATION...........................................................................58
         Section 9.2       EFFECT OF TERMINATION.................................................................60
         Section 9.3       Expenses; Termination Fees............................................................60

ARTICLE 10        Miscellaneous Provisions.......................................................................61

         Section 10.1      AMENDMENT.............................................................................61
         Section 10.2      WAIVER................................................................................62
         Section 10.3      NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................................62
         Section 10.4      ENTIRE AGREEMENT; COUNTERPARTS........................................................62
         Section 10.5      APPLICABLE LAW; JURISDICTION..........................................................62
         Section 10.6      DISCLOSURE SCHEDULE...................................................................62
         Section 10.7      ATTORNEYS'FEES........................................................................63
         Section 10.8      ASSIGNABILITY.........................................................................63
         Section 10.9      NOTICES...............................................................................63
         Section 10.10     COOPERATION...........................................................................64
         Section 10.11     CONSTRUCTION..........................................................................64


                                    EXHIBITS


Exhibit A                  Certain Definitions

Exhibit B                  Form of Affiliate Agreement

Exhibit C                  Form of Stockholder Agreement

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of April 29, 2001, by and among: VERTEX PHARMACEUTICALS INCORPORATED, a Massachusetts corporation ("Parent"); AHAB ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and AURORA BIOSCIENCES Corporation, a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger (the "Merger") of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "DGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

         B. It is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For financial reporting purposes, it is intended that the Merger be accounted for as a "pooling of interests."

         C. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger and Parent, acting as the sole stockholder of Merger Sub, has approved this Agreement and the Merger.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                   THE MERGER

SECTION 1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement and the DGCL, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. Following the Effective Time, the Company shall continue as the surviving corporation (the "Surviving Corporation").

SECTION 1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall continue with, or vest in, as the case may be, the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall continue to be, or become, as the case may be, the debts, liabilities and duties of the Surviving Corporation. As of the Effective Time, the Surviving Corporation shall be a direct subsidiary of Parent.

     SECTION 1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC, One Financial Center, Boston, Massachusetts, at 10:00 a.m. on a date to be designated by Parent and the Company (the "Closing Date"), which shall be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Articles 6, 7 and 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL (the "Certificate of Merger") shall be duly executed by the Company and, simultaneously with or as soon as practicable following the Closing, filed with the Secretary of State of the State of Delaware (the "Secretary of State"). The Merger shall become effective upon the latest of: (a) the date and time of the filing of the Certificate of Merger with the Secretary of State, or (b) such later date and time as may be specified in the Certificate of Merger with the consent of Parent (the "Effective Time").

     SECTION 1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. : At the Effective Time:

         (a) the Certificate of Incorporation of the Surviving Corporation shall be amended to conform to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time;

         (b) the bylaws of the Surviving Corporation shall be amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

         (c) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation from and after the Effective Time, in each case until their successors are appointed and qualified or until their resignation or removal. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, in each case until their successors are elected or until their resignation or removal. If at the Effective Time a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by applicable Legal Requirements and the bylaws of the Surviving Corporation.

     SECTION 1.5 CONVERSION OF SECURITIES.

         (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

              (i) any shares of Company Common Stock then held in the Company's treasury or owned by any wholly owned Subsidiary of the Company shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

              (ii) any shares of Company Common Stock then held by Parent, Merger Sub or any other wholly owned Subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

              (iii) except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b), 1.5(c) and 1.5(d), each share of Company Common Stock then outstanding shall be converted into the right to receive 0.62 of a share of Parent Common Stock; and

              (iv) each share of the common stock, $0.01 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

The fraction of a share of Parent Common Stock specified in Section 1.5(a)(iii) (as such fraction may be adjusted in accordance with Section 1.5(b)) is referred to as the "Exchange Ratio."

         (b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

         (c) To the extent any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

         (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on The Nasdaq Stock Market on the date the Effective Time occurs.

     SECTION 1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time:
(a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company (other than the right to receive shares of Parent Common Stock and cash in lieu of fractional shares as set forth in Section 1.5); and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

     SECTION 1.7 EXCHANGE OF CERTIFICATES.

         (a) On or prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably acceptable to the Company to act as exchange agent in the Merger (the "Exchange Agent"). Promptly (but in any event within five (5) business days) after the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Article 1, and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with
     Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

         (b) As soon as reasonably practicable (but in any event within five (5) business days) after the Effective Time, Parent shall cause the Exchange Agent to mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock), and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

         (c) Notwithstanding anything to the contrary contained in this Agreement, no shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any Company Stock Certificate to any Person who may be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company until such Person shall have delivered to Parent and the Company a duly executed Affiliate Agreement as contemplated by Section 5.10.

         (d) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

         (e) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

         (f) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

         (g) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

     SECTION 1.8 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations and agree to take whatever other steps are necessary to give effect to the Merger on such a basis.

     SECTION 1.9 ACCOUNTING CONSEQUENCES. For financial reporting purposes, the Merger is intended to be accounted for as a "pooling of interests."

     SECTION 1.10 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.


                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub as follows, except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (excluding the exhibits thereto), as filed with the SEC on March 15, 2001:

     SECTION 2.1 DUE ORGANIZATION; SUBSIDIARIES; ETC.

         (a) The Company has no Subsidiaries, except for the corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule; and neither the Company nor any of the other corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Company Disclosure Schedule (the Company and each of its Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations"). Except as set forth in Part 2.1(a)(ii) of the Company Disclosure Schedule, none of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future equity investment (including any investment or other interest that by its terms is or may become convertible, in whole or part, into equity) in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of any general partnership, limited partnership or other Entity.

         (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing (in jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform in all material respects its obligations under all Contracts by which it is bound.

         (c) Except as set forth in Part 2.1(c) of the Company Disclosure Schedule, each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing (in jurisdictions that recognize such concept), under the laws of all jurisdictions where the nature of its business requires such qualification except where the failure to be so qualified does not and would not have a Material Adverse Effect on the Acquired Corporations.

     SECTION 2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has made available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto and has made available to Parent accurate and complete copies of any proposed amendments thereto.

     SECTION 2.3 AUTHORITY; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into this Agreement and, subject to obtaining the requisite approval and adoption of this Agreement and the Merger by Company stockholders required by the DGCL, to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger, (c) unanimously recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2), and (d) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. No state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby. Except for the dividend of rights to shareholders of record on April 17, 2001 pursuant to the Rights Agreement dated April 2, 2001 between the Company and Mellon Investors Services, LLC, as amended on April 29, 2001 (the "Company Rights Agreement"), as of the date hereof, the Company has not taken any action whatsoever under the Company Rights Agreement.

     SECTION 2.4 CAPITALIZATION, ETC.

         (a) As of the date hereof, the authorized capital stock of the Company consists of: (i) 50,000,000 shares of Company Common Stock, of which 22,545,807 shares have been issued and are outstanding as of April 27, 2001; and (ii) 7,500,000 shares of Company Preferred Stock, 1,500,000 of which have been designated Series A Junior Participating Preferred Stock, of which no shares are outstanding. The Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of Company Common Stock held by any of the other Acquired Corporations. Except as set forth in Part 2.4(a) of the Company Disclosure
     Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any

     Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

         (b) Except as set forth in Part 2.4(b) of the Company Disclosure Schedule, as of April 27, 2001: (i) 4,362,366 shares of Company Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under the Company's 1996 Stock Plan; (ii) 71,584 shares of Company Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under the Company's Non-Employee Directors' Stock Option Plan; (iii) 252,722 shares of Company Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under the Panvera Corporation 1993 Stock Option Plan; (iv) no shares of Company Common Stock have been granted and no shares of Company Common Stock are reserved for future issuance pursuant to the Panvera Corporation 1998 Stock Option Plan; (v) 4,354 shares of Company Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under Nonqualified Stock Option Agreements issued to seven
     (7) former employees of Quorum Sciences, Inc.; and (vi) 55,821 shares of Company Common Stock are reserved for future issuance pursuant to the Company's Employee Stock Purchase Plan (the "Company ESPP") (collectively, the "Stock Plans"). (Stock options granted by the Company pursuant to the Company's Stock Plans and otherwise are referred to in this Agreement as "Company Options.") Part 2.4(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) if applicable, the particular plan pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option expires. The Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which there are currently outstanding Company Options, and the forms of all stock option agreements evidencing such options.

         (c) Except as set forth in Parts 2.4(b) and 2.4(c) of the Company Disclosure Schedule, as of the date hereof, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the knowledge of the Company, condition or circumstance that would reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

         (d) All outstanding shares of Company Common Stock, all outstanding Company Options, all outstanding warrants to purchase Company Common Stock and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

         (e) All of the outstanding shares of capital stock of the corporations identified in Part 2.1(a)(i) and (ii) of the Company Disclosure Schedule have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

     SECTION 2.5 SEC FILINGS; FINANCIAL STATEMENTS.

         (a) The Company has made available (which availability will be deemed to have been made if such report, registration statement or definitive proxy statement appears in the EDGAR archives of the SEC) to Parent accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 1998, and all amendments thereto (the "Company SEC Documents"). Except as set forth in Part 2.5(a) of the Company Disclosure Schedule, all statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or on the date on which it became effective): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) except to the extent that any information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Except as set forth in Part 2.5(b) of the Company Disclosure Schedule, the financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount), and (iii) fairly presented the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby.

     SECTION 2.6 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by the Company, nor (2) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

         (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

         (b) contravene, conflict with or result in a violation of, or to the Company's knowledge, give any Governmental Authority or other Person the right to challenge the Merger with a reasonable likelihood of success or any of the other transactions contemplated by this Agreement or give any Governmental Authority the right to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

         (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

         (d) except as set forth in Part 2.6(d) of the Company Disclosure Schedule, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Corporation Contract that is or would constitute a Material Contract (as defined in Section 2.12), or give any Person the right to (i) declare a default or exercise any material remedy under any such Acquired Corporation Contract,
     (ii) a material rebate, chargeback, penalty or change in delivery schedule under any such Acquired Corporation Contract, (iii) accelerate the maturity or performance of any such Acquired Corporation Contract, or (iv) cancel, terminate or modify any material term of such Acquired Corporation Contract;

         (e) result in a violation by any of the Acquired Corporations of any order, writ, injunction, judgment or decree to which any of them is subject;

         (f) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for Permitted Encumbrances); or

         (g) except as set forth in Part 2.6(g) of the Company Disclosure Schedule, result in, or increase the likelihood of, the transfer of any material asset of any of the Acquired Corporations to any Person.

     Except (1) as may be required by the Exchange Act, the DGCL, the HSR
Act, any foreign antitrust law or regulation, (2) as may be required by the rules, regulations and bylaws of the National Association of Securities Dealers ("NASD") (as such rules, regulations and bylaws relate to the Form S-4 Registration Statement and the Joint Proxy Statement), and (3) as set forth in
Part 2.6 of the Company Disclosure Schedule, none of the Acquired Corporations was, is or will be required to make any material filing with or give any material notice to, or to obtain any material Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by the Company, or (y) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement.

     SECTION 2.7 ABSENCE OF CHANGES. Except as set forth in Part 2.7 of the Company Disclosure Schedule, between December 31, 2000 and the date of this
Agreement:

         (a) there has not been any material adverse change in the business, condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

         (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);

         (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

         (d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options), (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options described in Parts 2.4(b) or 2.4(c) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

         (e) except as proposed or described in the Company's Proxy Statement for the Company's 2001 Annual Meeting, a copy of which has been provided to Parent, the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's Stock Plans, (ii) any provision of any Contract evidencing any outstanding Company Options, or (iii) any restricted stock purchase agreement;

         (f) except as proposed or described in the Company's Proxy Statement for the Company's 2001 Annual Meeting, there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

         (g) none of the Acquired Corporations has received any Acquisition Proposal (other than from Parent);

         (h) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

         (i) except as set out in the budget of the Acquired Corporations for the 2001 fiscal year, a copy of which has previously been provided to Parent, none of the Acquired Corporations has made any capital expenditure which exceeds $100,000 individually or any series of related capital expenditures that exceeds $250,000;

         (j) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.12), or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;

         (k) except for rights or other assets acquired, leased, licensed, sold or disposed of in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has (i) acquired, leased or licensed any material right or other material asset from any other Person,
     (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right;

         (l) none of the Acquired Corporations has written off as uncorrectable, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

         (m) none of the Acquired Corporations has written down the value of any of its inventory;

         (n) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for Permitted Encumbrances;

         (o) none of the Acquired Corporations has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

         (p) none of the Acquired Corporations has (i) adopted, established or entered into any Plan (as defined in Section 2.19(a)), (ii) caused or permitted any Plan to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

         (q) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect;

         (r) none of the Acquired Corporations has made any material Tax election;

         (s) none of the Acquired Corporations has commenced or settled any Legal Proceeding;

         (t) none of the Acquired Corporations has (i) entered into any material transaction or (ii) taken any other action that has had, or would reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations; and

         (u) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(t)" above.

     SECTION 2.8 TITLE TO ASSETS. Except as disclosed in Part 2.8 of the Company Disclosure Schedule, the Acquired Corporations own, and have good and valid title to, all assets purported to be owned by them, including: (i) all assets reflected on the Company Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Company Balance Sheet); and (ii) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for Permitted Encumbrances.

     SECTION 2.9 RECEIVABLES; EMPLOYEE LOANS; CUSTOMERS.

         (a) Except as disclosed in Part 2.9(a) of the Company Disclosure Schedule, all existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Company Balance Sheet that have not yet been collected and those accounts receivable that have arisen since December 31, 2000, and have not yet been collected) (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and, to the Company's knowledge, will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $100,000 in the aggregate).

         (b) Part 2.9(b) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all (i) loans and advances made by any of the Acquired Corporations to any employee, director, consultant or independent contractor, other than routine travel advances made to employees in the ordinary course of business and (ii) loans made pursuant to the Company's 401(k) Plan.

         (c) Part 2.9(c) of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for more than $1,000,000 of the consolidated gross revenues of the Acquired Corporations in fiscal year 2000. Except as described in Part 2.9(c) of the Company Disclosure Schedule, the Company has not received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any customer or other Person identified in
     Part 2.9(c) of the Company Disclosure Schedule may cease dealing with the Company or may otherwise reduce the volume of business transacted by such Person with the Company below historical levels.

     SECTION 2.10 REAL PROPERTY; EQUIPMENT; LEASEHOLD. All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted. None of the Acquired Corporations own any real property or any interest in real property. None of the acquired Corporations is a party to any lease or agreement to lease in respect of any real property, whether as lessor or lessee, other than the leases (the "Leases") described in
Part 2.10 of the Company Disclosure Schedule. Part 2.10 of the Company Disclosure schedule sets out the parties to each of the Leases, their dates of execution and the rent payable thereunder. Except as described in Part 2.10 of the Company Disclosure Schedule, the Acquired Corporations occupy the leased property subject to the Leases and have the exclusive right to occupy and use such leased property. Each of the Leases is in good standing and in full force and effect, and none of the Acquired Corporations nor, to the Company's knowledge, any other party thereto is in breach of any covenants, conditions or obligations contained therein. The Company has made available to Parent a true and complete copy of each Lease and all amendments thereto.

     SECTION 2.11 INTELLECTUAL PROPERTY.

         (a) Part 2.11(a)(i) of the Company Disclosure Schedule sets forth, with respect to all Intellectual Property owned by the Acquired Corporations and registered with any Governmental Authority or for which an application has been filed with any Governmental Authority, (i) the registration or application number and the date filed, the title, if applicable, of the registration or application, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.11(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of all other Intellectual Property owned by the Acquired Corporations as of the date hereof that is material to the business of the Acquired Corporations. Part 2.11(a)(iii) of the Company Disclosure Schedule identifies each Contract currently in effect containing any ongoing royalty or payment obligations in excess of $50,000 per annum with respect to, Intellectual Property that is licensed or otherwise made available to the Acquired Corporations by any Person or is material to the business of the Acquired Corporations (except for any Intellectual Property that is licensed to the Acquired Corporations under any third party software license generally available to the public). The Acquired Corporations have good and valid title to all of the Acquired Corporation Intellectual Property identified in Parts 2.11(a)(i) and 2.11(a)(ii) of the Company Disclosure Schedule, free and clear of all Encumbrances, except for Permitted Encumbrances. To the Company's knowledge, the Acquired Corporations have a valid right to use, license and otherwise exploit all Intellectual Property identified in Part 2.11(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.11(a)(iv) of the Company Disclosure Schedule, none of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Intellectual Property that is material to the business of the Acquired Corporations with respect to which such other Person has any rights. Except as set forth in
     Part 2.11(a)(v) of the Company Disclosure Schedule, there is no Acquired Corporation Contract (with the exception of end user license agreements in the form previously made available to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Intellectual Property that is material to any of the Acquired Corporations.

         (b) The Acquired Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation

     Intellectual Property (except Acquired Corporation Intellectual Property whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 2.11(b) of the Company Disclosure Schedule, (i) all current and former employees of the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Acquired Corporation Intellectual Property have executed and delivered to the Acquired Corporations an agreement (containing no exceptions to or exclusions from the scope of its coverage with respect to the assignment of Intellectual Property other than inventions conceived of or reduced to practice prior to such person's employment with the Company) that is similar in scope to the form of Proprietary Information and Inventions Agreement previously made available to Parent, and (ii) all current and former consultants and independent contractors to the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Acquired Corporation Intellectual Property have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage with respect to the assignment of Intellectual Property other than inventions conceived of or reduced to practice prior to such person's providing services to the Company) that contains terms substantially similar to those in the form of Proprietary Information and Inventions Agreement previously made available to Parent. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Acquired Corporation Intellectual Property. All Proprietary Information and Inventions Agreements signed by current and former employees, consultants and independent contractors remain in full force and effect and have not been superceded by any subsequent agreements.

         (c) To the knowledge of the Company and except as described on Part 2.11(c) of the Company Disclosure Schedule: (i) all patents, trademarks, service marks and copyrights held by any of the Acquired Corporations are valid, enforceable and subsisting; (ii) none of the Acquired Corporation Intellectual Property and no Intellectual Property that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person) infringes, misappropriates or conflicts with any Intellectual Property owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property owned or used by any other Person, and none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of, any Intellectual Property owned or used by any other Person; (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Intellectual Property owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Intellectual Property.

         (d) The Acquired Corporation Intellectual Property constitutes all the Intellectual Property necessary to enable the Acquired Corporations to conduct their business in the manner in which such business is being conducted. Except as described on Part 2.11(d) of the Company Disclosure Schedule, none of the Acquired Corporations has (i) licensed any of the material Acquired Corporation Intellectual Property to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract (other than non-exclusive license agreements) limiting its ability to exploit fully any material Acquired Corporation Intellectual Property or to transact business in any market or geographical area or with any Person.

         (e) Except as set forth in Part 2.11(e) of the Company Disclosure Schedule, none of the Acquired Corporations has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Acquired Corporation Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to, result in the disclosure or delivery to any Person of any Acquired Corporation Source Code. Part 2.11(e) of the Company Disclosure Schedule identifies each Contract currently in effect pursuant to which the Company has deposited or is required to deposit with an escrowholder or any other Person of any Acquired Corporation Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby would reasonably be expected to result in the release or disclosure of any Acquired Corporation Source Code.

     SECTION 2.12 CONTRACTS.

         (a) Part 2.12 of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following Contracts shall be deemed to constitute a "Material Contract":

              (i) any Contract relating to the employment of, or the performance of services by, any employee of or consultant to, any of the Acquired Corporations that is in excess of $100,000 for any single individual, other than offer letters for "at will" employment that do not contain any severance obligations, and any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee, executive officer or director of or consultant to any of the Acquired Corporations; and any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment or series of payments (other than payments constituting base salary) in excess of $50,000 to any current or former employee, executive officer or director of the Acquired Corporations;

              (ii) any Contract (A) relating to the acquisition, transfer, development, sharing or license of any Intellectual Property (except for any Contract pursuant to which any Intellectual Property is licensed to the Acquired Corporations under any third party software license generally available to the public) (B) creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities; or (C) of the type referred to in Section 2.11(e);

              (iii) any Contract that provides any of the Acquired Corporations to indemnify any current or former officer, director, employee, agent, consultant or independent contractor of the Acquired Corporations in an amount, in each instance in excess of $200,000;

              (iv) any Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or
         (F) to transact business or deal in any other manner with any other Person;

              (v) any Contract (other than Contracts evidencing Company Options)
         (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities of any of the Acquired Corporations, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities of any of the Acquired Corporations, or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities of any of the Acquired Corporations;

              (vi) any Contract incorporating or relating to any guaranty, pledge, warranty or indemnity or similar obligation by an Acquired Corporation for the benefit of any other Person;

              (vii) any Contract relating to any currency hedging;

              (viii) any Contract containing "standstill" or similar provisions currently in effect;

              (ix) any Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

              (x) any Contract relating to the creation of any Encumbrance with respect to any asset of any of the Acquired Corporations, other than Permitted Encumbrances;

              (xi) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any affiliate of any of the Acquired Corporations;

              (xii) any Contract (A) to which any Governmental Authority is a party or under which any Governmental Authority has any rights or obligations, or (B) directly benefiting any Governmental Authority (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Authority);

              (xiii) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

              (xiv) any Contract that has a term of more than one year and that may not be terminated by an Acquired Corporation (without penalty) within 90 days after the delivery of a termination notice by such Acquired Corporation;

              (xv) any Contract that contemplates or involves the payment or delivery of cash or other consideration by any Acquired Corporation in an amount or having a value in excess of $250,000 in the aggregate, or contemplates or involves the performance of services by any Acquired Corporation having a value in excess of $250,000 in the aggregate; and

                  (xvi) any Contract not otherwise identified in clauses "(i)" through "(xv)", a breach of which would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

     The Company has made available to Parent an accurate and complete copy of each Material Contract.

         (b) Each Acquired Corporation Contract that constitutes a Material Contract, as may have been amended, is valid and in full force and effect in accordance with its terms, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         (c) Except as set forth in Part 2.12(c) of the Company Disclosure
     Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under (1) any Acquired Corporation Contract that is a Material Contract or (2) any other Acquired Corporation Contract where such violation, breach or default has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under (1) any Acquired Corporation Contract that is a Material Contract or (2) any other Acquired Corporation Contract where such violation, breach or default has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of , (B) give any Person the right to declare a default or exercise any remedy under, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under,
     (D) give any Person the right to accelerate the maturity or performance of, or (E) give any Person the right to cancel, terminate or modify, in each instance, (1) any Acquired Corporation Contract that is a Material Contract or (2) any other Acquired Corporation Contract where such violation, breach or default has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and (iii) since December 31, 2000, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation, breach or acceleration of, or default under, (1) any Acquired Corporation Contract that is a Material Contract or (2) any other Acquired Corporation Contract where such violation, breach or default has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

     SECTION 2.13 SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

         (a) Except as set forth in Part 2.13(a) of the Company Disclosure Schedule, each product, system, program, Intellectual Property or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations to any Person:

              (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and

              (ii) was free of any design defect or other defect or deficiency at the time it was sold or otherwise made available, other than any immaterial defect that would not adversely affect in any material respect such product, system, program, Acquired Corporation Intellectual Property or other asset (or the operation or performance thereof), except for such design defects or other defects or differences that, taken in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

         (b) Except as set forth in Part 2.13(b) of the Company Disclosure Schedule, all installation services, programming services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Acquired Corporations were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

         (c) Except as set forth in Part 2.13(c) of the Company Disclosure Schedule, no customer or other Person has asserted or threatened to assert any claim, right or privilege against any of the Acquired Corporations (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations, (ii) under or based upon any right arising as a result of the late, delayed or non-performance by any of the Acquired Corporations of any obligations thereof under any Material Contract related to any product system or program designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations, or (iii) under or based upon any other warranty relating to any product, system, program, Intellectual Property or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations or any services performed by any of the Acquired Corporations.

     SECTION 2.14 LIABILITIES. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities included in the Company Balance Sheet (including the notes thereto); (b) liabilities that have been incurred by the Acquired Corporations since December 31, 2000 in the ordinary course of business and consistent with past practices; (c) liabilities incurred under this Agreement and the other agreements contemplated hereby; and (d) liabilities described in Part 2.14 of the Company Disclosure Schedule.

     SECTION 2.15 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as disclosed in
Part 2.15 of the Company Disclosure Schedule, each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements. None of the Acquired Corporations has received any written notice or other communication from any Governmental Authority regarding any actual or possible material violation of, or material failure to comply with, any Legal Requirement.

     SECTION 2.16 CERTAIN BUSINESS PRACTICES. None of the Acquired Corporations nor any director, officer, agent or employee of any of the Acquired Corporations has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) to the Company's knowledge, made any other unlawful payment in their capacity as a director, officer, agent or employee of any of the Acquired Corporations.

     SECTION 2.17 GOVERNMENTAL AUTHORIZATIONS. Except as disclosed in Part 2.17 of the Company Disclosure Schedule, the Acquired Corporations hold all material Governmental Authorizations required to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is in substantial compliance with the terms and requirements of such Governmental Authorizations. None of the Acquired Corporations has received any written notice or other communication from any Governmental Authority regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

     SECTION 2.18 TAX MATTERS.

         (a) Except as disclosed in Part 2.18(a) of the Company Disclosure Schedule, each Tax Return required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Authority with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns") (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and
     (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

         (b) Except as disclosed in Part 2.18(b) of the Company Disclosure Schedule, the Company Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through December 31, 2000 in accordance with generally accepted accounting principles. Each Acquired Corporation will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from December 31, 2000 through the Closing Date.

         (c) Except as set forth in Part 2.18(c) of the Company Disclosure Schedule, (i) no Acquired Corporation Return has ever been examined or audited by any Governmental Authority, and (ii) no extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

         (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Company Balance Sheet). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

         (e) Except as set forth in Part 2.18(e) of the Company Disclosure Schedule, none of the Acquired Corporations is a party to any agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, would reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         (f) Neither Company nor any of its affiliates has taken, failed to take or agreed to take any action or knows of any fact, circumstance, plan or intention that is or would be reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     SECTION 2.19 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

         (a) Part 2.19(a) of the Company Disclosure Schedule identifies each salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement sponsored, maintained, contributed to or required to be contributed to by any of the Acquired

     Corporations for the benefit of any current or former employee of any of the Acquired Corporations (collectively, the "Plans"). Part 2.19(a) of the Company Disclosure Schedule also identifies (i) each Legal Requirement pursuant to which any of the Acquired Corporations is required to establish any reserve or make any contribution for the benefit of any current or former employee located in any foreign jurisdiction and (ii) any change of control provision in any agreement or arrangement between an employee, director or consultant of any of the Acquired Corporations and any of the Acquired Corporations. Except as disclosed in Part 2.19(a) of the Company Disclosure Schedule, none of the Acquired Corporations has any outstanding payment or other obligation pursuant to any severance agreement, separation agreement, or other agreement to settle or compromise any legal claim or right, regardless of whether any Legal Proceeding to enforce any such claim or right has been threatened or commenced.

         (b) Except as set forth in Part 2.19(b) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any similar pension benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA for the benefit of employees or former employees of any of the Acquired Corporations (a "Pension Plan").

         (c) Except as set forth in Part 2.19(c) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA or any similar welfare benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA), for the benefit of any current or former employees or directors of any of the Acquired Corporations (a "Welfare Plan"). No Welfare Plan is a self-insured Welfare Plan or a "multiple employer welfare arrangement" as such term is defined in Section 3(40) of ERISA.

         (d) With respect to each Plan, the Company has made available to
     Parent: (i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report (along with all schedules and attachments), if required under ERISA, with respect to such Plan for the last three (3) years; (iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Plan, (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and record keeping agreements;
     (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code); and (vii) a copy of the nondiscrimination testing completed with respect to each plan for the last three (3) years, if applicable

         (e) None of the Acquired Corporations is or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code, except for the Acquired Corporations. None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of
     Section 414(m) of the Code. None of the Acquired Corporations has ever maintained, participated in or contributed to a multiemployer plan (within the meaning of Section 3(37) of ERISA). None of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
     Section 4207 or 4208 of ERISA). None of the Acquired Corporations has ever sponsored, maintained or contributed to an employee pension benefit plan as defined in Section 3(2) of ERISA or which is subject to Title IV of ERISA or Section 412 of the Code.

         (f) None of the Acquired Corporations has any plan or commitment to create any Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable Legal Requirements).

         (g) No Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of any of the Acquired Corporations after any termination of service of such employee or director (other than benefit coverage mandated by applicable Legal Requirements, including coverage provided pursuant to Section 4980B of the Code).

         (h) With respect to any Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects. Any such Plan is in compliance with the requirements of the Health Insurance Portability and Accountability Act of 1996. Part 2.19(h) of the Company Disclosure Schedule describes all obligations of the Acquired Corporations as of the date of this Agreement under any of the provisions of COBRA.

         (i) Each of the Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code and applicable foreign Legal Requirements, and all required governmental filings and participant reports or disclosures have been made on a timely basis.

         (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, covering changes mandated by TRA '86. Each trust maintained with respect to each Plan is exempt from taxation under Section 501(a) of the Code. No act or omission has occurred that would adversely affect such qualified or tax exempt status. There have been no "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code involving any of the Plans. There are no pending, or to the knowledge of the Company threatened or anticipated claims, litigation, administrative actions or proceedings against or otherwise involving any of the Plans or related trusts, or any fiduciary thereof, by any governmental agency, or by any employee, former employee, retiree, participant or beneficiary covered under any of the Plans, or otherwise involving the Plans (other than routine claims for benefits). There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Plan or any fiduciary thereof in that capacity.

         (k) Part 2.19(k) of the Company Disclosure Schedule sets forth all bonus, golden parachute, severance or other payments or obligations to any current or former employee or director of any of the Acquired Corporations (whether or not under any Plan, written or oral) which will become payable or will be materially increased, or which such payment or vesting of such benefit will be accelerated, as a direct or indirect result of the execution, delivery or performance of this Agreement, or the consummation of the Merger or any of the other transactions contemplated by this Agreement, irrespective of whether such material increase or acceleration of vesting or time of payment is directly or indirectly related to a "change in control" (as defined in any applicable Plan, arrangement or agreement) or a voluntary or involuntary termination of employment within a certain period of time either before or after such "change in control" (as defined in the applicable Plan, arrangement or agreement). Without limiting the generality of the foregoing, except as set forth in Part 2.19(k) of the Company Disclosure Schedule, there is no stock option, restricted stock or other type of agreement pursuant to which such individual shall be entitled to actual or potential acceleration of vesting or lapsing of restrictions as a result, either directly or indirectly, of the consummation of the Merger, or the consummation of any other transactions contemplated by this Agreement, including, but not limited to, any Company Options or options or stock grants which were granted by PanVera Corporation or Quorum Sciences, Inc. without regard to whether such options have been converted into Company Options or other options or awards in the Common Stock or any other class of stock of Parent.

         (l) Part 2.19(l)(i) of the Company Disclosure Schedule contains a list of all salaried employees of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates and terms of employment, their positions and any notice, payment, bonus, accelerated vesting of Company Options, or other form of remuneration (exclusive of accrued vacation pay) to which each such employee may be entitled upon termination of his or her employment. None of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. Except as set forth on Part 2.19(l)(ii) of the Company Disclosure Schedule, all employees of the Acquired Corporations are "at will" employees. The standard offer letters used by the Acquired Corporations are substantially identical in form to those previously made available to Parent.

         (m) Part 2.19(m) of the Company Disclosure Schedule identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

         (n) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

         (o) Each of the Acquired Corporations has good labor relations, and the Company has no knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a Material Adverse Effect on the labor relations of any of the Acquired Corporations, or (ii) any of the employees of any of the Acquired Corporations intends to terminate his or her employment with the Acquired Corporation with which such employee is employed.

         (p) None of the Acquired Corporations has entered into any Contracts with any labor union or employee association or made any commitments, to or conducted negotiations with, any labor union or employee association with respect to future agreements. None of the Acquired Corporations is aware of any current attempts to organize or establish labor union or employee association with respect to any employees of the Acquired Corporations.

         (q) During the last five (5) years, there has not occurred nor been threatened any labor strike, dispute, slowdown, work stoppage, picketing, concerted refusal to work regular or overtime hours or similar labor activity with respect to any employees of the Acquired Corporations.

     SECTION 2.20 ENVIRONMENTAL MATTERS. Except as disclosed in Part 2.20 of the Company Disclosure Schedule, each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes, among other things, the possession by each of the Acquired Corporations of all permits, approvals, and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for incidents of noncompliance which, taken in the aggregate, have not had and would not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations. No prior authorization of any Governmental Authority is required in order to maintain the effectiveness of any material permit, approval or other Governmental Authorization beyond the Effective Time. Except as set forth in Part 2.20 of the Company Disclosure Schedule, none of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges liability, potential liability, or noncompliance of the Acquired Corporations with any Environmental Law; nor is the Company aware of any facts, circumstances, conditions, or occurrences regarding the Acquired Corporations' operations or any property owned, leased, managed, or operated by the Acquired Corporations that would reasonably be expected to result in such a notice, communication or allegation. To the knowledge of the Company, except as disclosed in Part 2.20 of the Company Disclosure Schedule, all property that is owned, leased, managed or operated by the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any Material Environmental Concern. To the knowledge of the Company, none of the property owned, leased, managed or operated by any of the Acquired Corporations contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells. To the knowledge of the Company, none of the property owned, leased, managed or operated by any of the Acquired Corporations contains any septic tanks into which process wastewater or any Materials of Environmental Concern have been released, spilled, or discharged. No Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up the site. (For purposes of this Section 2.20: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health, safety, or the environment (including, among others, ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases (including, but not limited to, any dumping, spilling, leaking, leaching, escaping, migrating, seeping, and injecting), or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, radioactive substances, petroleum and petroleum products and any other substance that is regulated by any Environmental Law.

     SECTION 2.21 INSURANCE. The Company has made available to Parent a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations. Part 2.21 of the Company Disclosure Schedule lists each such insurance policy, program and arrangement and sets out a description of all claims made (whether pending or satisfied) thereunder since January 1, 1996. Each of such insurance policies is in full force and effect. None of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy,
(b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 2.21 of the Company Disclosure Schedule, there is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations.

     SECTION 2.22 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement and except as set forth in Part 2.22 of the Company Disclosure Schedule, between the date of the Company's last proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.22 of the Company Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

     SECTION 2.23 LEGAL PROCEEDINGS; ORDERS.

         (a) Except as disclosed in Part 2.23(a) of the Company Disclosure Schedule, there is no pending Legal Proceeding, and to the knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. Except as disclosed in Part 2.23 of the Company Disclosure Schedule, to the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

         (b) There is no material order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the knowledge of the Company, no officer or key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

     SECTION 2.24 NO EXISTING DISCUSSIONS. Except as set forth in Part 2.24 of the Company Disclosure Schedule, none of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any Person (other than Parent) relating to any Acquisition Proposal.

     SECTION 2.25 ACCOUNTING MATTERS. As of the date hereof, to the knowledge of the Company, neither the Company nor any "affiliate" (as that term is used in Rule 145 under the Securities Act) of any of the Acquired Corporations has taken or agreed to take, or plans to take, any action that could prevent Parent from accounting for the Merger as a "pooling of interests."

     SECTION 2.26 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (as defined in Section 5.2) (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

     SECTION 2.27 SECTION 203 OF THE DGCL NOT APPLICABLE. As of the date hereof and at all times on or prior to the Effective Time, the board of directors of the Company has taken and will take all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement. No state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement or any of the other transactions contemplated hereby.

     SECTION 2.28 FAIRNESS OPINION. The Company's board of directors has received the written opinion of Goldman, Sachs & Co., financial advisor to the Company, dated the date of this Agreement, to the effect that the Exchange Ratio is fair from a financial point of view to the stockholders of the Company. The Company will furnish an accurate and complete copy of said written opinion to Parent.

     SECTION 2.29 FINANCIAL ADVISOR. Except for Goldman, Sachs & Co. and except as set forth on Part 2.29 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has made available to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid to, or may become payable to, and all indemnification and other agreements related to the engagement of Goldman, Sachs & Co.

     SECTION 2.30 FULL DISCLOSURE. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the stockholders of the Company and stockholders of Parent or at the time of the Company Stockholders' Meeting (as defined in Section 5.2) or the Parent Stockholders' Meeting (as defined in Section 5.3), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference in the Joint Proxy Statement.


                                   ARTICLE 3

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

     SECTION 3.1 DUE ORGANIZATION; SUBSIDIARIES; ETC. Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound, except where the failure to have such power or authority does not and would not have a Material Adverse Effect on Parent or Merger Sub. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification.

     SECTION 3.2 ARTICLES OF ORGANIZATION AND BYLAWS. Parent has made available to the Company accurate and complete copies of the articles of organization, bylaws and other charter and organizational documents of Parent and its Subsidiaries, including all amendments thereto.

     SECTION 3.3 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent has the absolute and unrestricted right, power and authority to enter into this Agreement and, subject to obtaining the requisite approval of the issuance of Parent Common Stock in connection with the Merger by

Parent stockholders as required by the NASD, to perform its obligations under this Agreement. Merger Sub has the absolute and unrestricted right, power and authority to enter into this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject to obtaining requisite Parent Stockholder approval of the issuance of Parent Common Stock in connection with the Merger as required by the NASD. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     SECTION 3.4 CAPITALIZATION, ETC.

         (a) The authorized capital stock of Parent consists of: (i) 100,000,000 shares of Parent Common Stock; and (ii) 1,000,000 shares of Parent Preferred Stock. As of April 27, 2001, 60,293,702 shares of Parent Common Stock were issued and outstanding. As of the date of this Agreement, no shares of Parent Preferred Stock are issued or outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

         (b) As of the date of this Agreement: (i) 1,548,821 shares of Parent Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under Parent's 1991 Stock Option Plan; (ii) 1,884,998 shares of Parent Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under Parent's 1994 Stock and Option Plan; (iii) 8,037,900 shares of Parent Common Stock are reserved for future issuance, pursuant to stock options granted and outstanding under Parent's 1996 Stock and Option Plan; (iv) 342,517 shares of Parent Common Stock are reserved for future issuance pursuant to Parent's Employee Stock Purchase Plan and (v) 3,739,432 shares of Parent Common Stock are reserved for future issuance upon the conversion of Parent's outstanding 5% Convertible Subordinated Notes due 2007. Parent has made available to the Company accurate and complete copies of all stock option plans pursuant to which Parent has ever granted stock options, and the forms of all stock option agreements evidencing such options. As the date of this Agreement, there are outstanding options to purchase 11,480,085 shares of Parent Common Stock. Parent has no present intention to issue any shares of Parent capital stock or other securities other than pursuant to: (i) the exercise or conversion of outstanding options, warrants or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent, (ii) to Parent's Employee Stock Purchase Plan and 401(k) Plan, (iii) upon the conversion of any Parent's outstanding 5% Convertible Subordinated Notes due 2007; and (iv) upon the exercise of options to purchase Parent Common Stock issued after the date of this Agreement under existing option plans of Parent in the ordinary course of business and consistent with past practice.

         (c) Except as set forth in Section 3.4(c) of the Parent Disclosure Schedule, there is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any securities; or (iv) to the knowledge of Parent, condition or circumstance that would reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

         (d) The authorized capital stock of Merger Sub consists of 3,000 shares of common stock, of which 100 are issued and outstanding. All of the outstanding shares of Merger Sub common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Merger Sub is a wholly-owned subsidiary of Parent.

     SECTION 3.5 SEC FILINGS; FINANCIAL STATEMENTS.

         (a) Parent has made available (which availability will be deemed to have been made if such report, registration statement or definitive proxy appears in the Edgar archives of the SEC) to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 1998, and all amendments thereto (the "Parent SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The financial statements (including any related notes) contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto;
     (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and
     (iii) fairly present the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its Subsidiaries for the periods covered thereby.

     SECTION 3.6 NON-CONTRAVENTION; CONSENTS. Neither (1) execution and delivery of this Agreement or any other of the agreements referenced to in this Agreement by Parent and Merger Sub, nor (2) the consummation by Merger Sub of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

         (a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles of organization or bylaws of Parent or the certificate of incorporation or bylaws of Merger Sub or other charter or organizational documents of either of them, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of Parent or Merger Sub;

         (b) contravene, conflict with or result in a violation of, or to Parent's knowledge, give any Governmental Authority or other Person the right to challenge, with a reasonable likelihood of success, the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent or Merger Sub, or any of the assets owned or used by either of them, is subject;

         (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by Parent or any Subsidiary of Parent or that otherwise relates to the business of Parent or any Subsidiary of Parent or to any of the assets owned or used by them;

         (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract of Parent that is or would constitute a Material Contract (as defined in Section 2.12), or give any Person the right to (i) declare a default or exercise any remedy under any such Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Contract, (iii) accelerate the maturity or performance of any such Contract, or (iv) cancel, terminate or modify any material term of such Contract;

         (e) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which either of them is subject;

         (f) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent or Merger Sub (except for Permitted Encumbrances); or

         (g) result in, or increase the likelihood of, the transfer of any material asset of any Parent or Merger Sub to any Person.

     Except (1) as may be required by the Exchange Act, the DGCL, the HSR Act, any foreign antitrust law or regulation, and (2) as may be required by the rules, regulations and bylaws of the NASD (as such rules, regulations and bylaws relate to the Form S-4 Registration Statement and the Joint Proxy Statement), neither Parent or Merger Sub was, is or will be required to make any material filing with or give any material notice to, or to obtain any material Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by Parent or Merger Sub, or (y) the consummation by Parent and Merger Sub of the Merger or any of the other transactions contemplated by this Agreement.

     SECTION 3.7 ABSENCE OF CHANGES. Except as set forth in Part 3.7 of the Parent Disclosure Schedule, between December 31, 2000 and the date of this
Agreement:

         (a) there has not been any material adverse change in the business, condition, capitalization, assets, liabilities, operations or financial performance of Parent or any Subsidiary of Parent, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have a Material Adverse Effect on Parent.

         (b) Parent has not commenced or settled any material Legal Proceeding; and

         (c) Parent has not entered into (i) any material transaction, or (ii) taken any other action that has had or would reasonably be expected to have a Material Adverse Effect on Parent.

     SECTION 3.8 PRODUCTS; GOVERNMENT COMPLIANCE.

         (a) Part 3.8(a) of the Parent Disclosure Schedule identifies any correspondence from, and any written summaries of discussions with, any Governmental Authority relating to or otherwise covering any research, development, clinical trials or Products that contain a material adverse finding or otherwise is materially adverse to any research, development, clinical trials or Products (as defined in Section 3.8(b)) being undertaken, developed, sold, distributed, marketed, manufactured or tested by or on behalf of Parent.

         (b) Except as disclosed on Part 3.8(b)(i) of the Parent Disclosure Schedule, to the Parent's knowledge, no product liability claims have been asserted or, to the knowledge of Parent, threatened against Parent relating to products or product candidates developed, tested, manufactured, marketed, distributed or sold by Parent or any of its Subsidiaries. All products and product candidates that have been developed, tested, manufactured, marketed, distributed or sold by or on behalf of Parent or any of its Subsidiaries since January 1, 1999 (the "Products") are described in Part 3.8(b)(ii) of the Parent Disclosure Schedule, which schedule also indicates each such product currently developed, manufactured, marketed, distributed or sold by or on behalf of Parent or any of its Subsidiaries.

         (c) To Parent's knowledge, the development, testing, manufacture, sale and marketing of the Products by Parent and its Subsidiaries complies, and at all times has complied, in all material respects with all applicable Legal Requirements including, without limitation, any reporting requirements thereof.

         (d) Except for noncompliance that would not reasonably be expected to have a Material Adverse Effect on Parent, Parent and each of its Subsidiaries (i) is in compliance with all material Legal Requirements applicable to the development, testing, manufacturing, sale and distribution of pharmaceuticals regulated by, and (ii) has obtained and is in compliance with all certifications, approvals and clearances from, the United States Food and Drug Administration (the "FDA"), or similar state, local or foreign Governmental Authority necessary in order to develop, test manufacture, market, export and sell the Products in any and all geographic areas in which they are currently being developed, tested, marketed, exported to and/or sold by Parent or its Subsidiaries. To Parent's knowledge, there are no rulemaking or similar proceedings before the

     FDA or comparable state, local or foreign Governmental Authority which involve or affect Parent or any of its Subsidiaries, which, if the subject of an action unfavorable to Parent or any of its Subsidiaries, could result in a Material Adverse Effect on Parent.

         (e) Part 3.8(e) of the Parent Disclosure Schedule contains a description of all Legal Proceedings relating to Products developed, tested, manufactured, marketed or sold, or services rendered by Parent or its Subsidiaries, which are presently pending against Parent or any of its Subsidiaries or which, to Parent's knowledge, are threatened, or which have been asserted or commenced against Parent or any of its Subsidiaries within the last three (3) years, in which a party thereto either requests injunctive relief (whether temporary or permanent) or alleges damages in excess of $25,000 (whether or not covered by insurance).

         (f) Except as disclosed in Part 3.8(f) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has granted rights to manufacture (except for rights to manufacture for Parent for use in research and development in the ordinary course of business), produce, license, market, or sell any Products to any other Person, which rights are in effect on the date hereof, and is not bound by any agreement that materially limits Parent's or its Subsidiaries' right to develop, manufacture, assemble, distribute, market, or sell Products. Except for matters which would not reasonably be expected to have a Material Adverse Effect on Parent, all manufacturing operations of Parent and its Subsidiaries and all other manufacturing facilities where Products are being and have been manufactured have been and are being conducted in compliance with all applicable good manufacturing practices of the FDA, including those set forth in 21 C.F.R. Parts 210 and 211.

     SECTION 3.9 INTELLECTUAL PROPERTY.

         (a) Parent has good and valid title to all of the Parent Intellectual Property owned by Parent, free and clear of all Encumbrances, except for Permitted Encumbrances. To Parent's knowledge, except as set forth in Part 3.9(a)(i) of the Parent Disclosure Schedule, Parent and its Subsidiaries have a valid right to use, license and otherwise exploit all Intellectual Property licensed to Parent or any of its Subsidiaries that is material to the business of the Parent and its Subsidiary. Except as disclosed on Part 3.9(a)(ii) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has developed jointly with any other Person any Parent Intellectual Property that is material to the business of Parent and its Subsidiaries with respect to which such other Person has any rights. Except as set forth in Part 3.9(a)(iii) of the Parent Disclosure Schedule, there is no Contract to which Parent or any Subsidiary of Parent is a party (with the exception of end user license agreements in the form previously made available to the Company by Parent) pursuant to which any Person has any exclusive right (whether or not currently exercisable) to use, license or otherwise exploit any material Parent Intellectual Property.

         (b) Parent and its Subsidiaries have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Parent Intellectual Property (except Parent Intellectual Property whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 3.9(b) of the Parent Disclosure Schedule, (i) all current and former employees of Parent who are or were involved in, or who have contributed to, the creation or development of any material Parent Intellectual

     Property have executed and delivered to Parent an agreement (containing no exceptions to or exclusions from the scope of its coverage with respect to assignment of Intellectual Property) that is substantially similar in scope with respect to the assignment of Intellectual Property to the form of Employee Non-Disclosure, Non-Competition and Assignment of Inventions Agreement previously made available by Parent to the Company, and (ii) all current and former consultants and independent contractors to the Parent who are or were inventors of any material Parent Intellectual Property have executed and delivered to Parent an agreement (containing no exceptions to or exclusions from the scope of its coverage with respect to the assignment of Intellectual Property) that is similar in scope with respect to the assignment of Intellectual Property to the form of Consulting Agreement previously made available to the Company by Parent. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Parent Intellectual Property.

         (c) Except as disclosed in Part 3.9(c) of the Parent Disclosure Schedule, to the knowledge of Parent: (i) all patents, trademarks, service marks and copyrights held by Parent or its Subsidiaries are valid, enforceable and subsisting; (ii) none of the Parent Intellectual Property and no Intellectual Property that is currently being developed by Parent (either by itself or with any other Person) infringes, misappropriates or conflicts with any Intellectual Property owned or used by any other Person;
     (iii) none of the Products that are or have been designed, created, developed, assembled, manufactured or sold by Parent or any of its Subsidiaries is infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property owned or used by any other Person, (iv) since January 1, 1999, neither Parent nor any its Subsidiaries has received any notice or other communication (in writing or otherwise) of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of, any Intellectual Property owned or used by any other Person; and (v) to the knowledge of Parent, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Intellectual Property owned or used by any other Person infringes or conflicts with, any material Parent Intellectual Property.

         (d) The Parent Intellectual Property constitutes all the Intellectual Property necessary to enable Parent and its Subsidiaries to conduct their business in the manner in which such business is being conducted. Except as disclosed in Part 3.9(d) of the Parent Disclosure Schedule, neither Parent nor any Subsidiary of Parent has (i) licensed any of the material Parent Intellectual Property to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract materially limiting its ability to exploit any material Parent Intellectual Property or to transact business in any market or geographical area or with any Person.

     SECTION 3.10 LIABILITIES. Parent and its Subsidiaries have no accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities included in the Parent Balance Sheet (including the notes thereto); (b) liabilities that have been incurred by Parent and its Subsidiaries since December 31, 2000 in the ordinary course of business and consistent with past practices; (c) liabilities incurred under this Agreement and the other agreements contemplated hereby; and (d) liabilities described in
Part 3.10 of the Parent Disclosure Schedule.

     SECTION 3.11 COMPLIANCE WITH LEGAL REQUIREMENTS. Parent and its Subsidiaries are in compliance in all material respects with all applicable Legal Requirements. Neither Parent nor any of its Subsidiaries has received any written notice or other communication from any Governmental Authority regarding any actual or possible material violation of, or material failure to comply with, any Legal Requirement.

     SECTION 3.12 GOVERNMENTAL AUTHORIZATIONS. Parent and its Subsidiaries hold all material Governmental Authorizations required to enable Parent and its Subsidiaries to conduct their business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Parent and its Subsidiaries are in substantial compliance with the terms and requirements of such Governmental Authorizations. Parent and its Subsidiaries have not received any written notice or other communication from any Governmental Authority regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

     SECTION 3.13 LEGAL PROCEEDINGS; ORDERS.

         (a) Except as set forth in Part 3.13 of the Parent Disclosure Schedule, there is no pending Legal Proceeding, and, to the knowledge of Parent, no Person has threatened to commence any Legal Proceeding: (i) that involves Parent or any of its Subsidiaries or Merger Sub or any of the assets owned or used by any of them; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

         (b) There is no material order, writ, injunction, judgment or decree to which Parent or any of its Subsidiaries, or any of the assets owned or used by any of them, is subject. To the knowledge of Parent, no officer or key employee of Parent or any of its Subsidiaries is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent or its Subsidiaries.

     SECTION 3.14 NO EXISTING DISCUSSIONS. Neither Parent nor any Representative of Parent, is engaged, directly or indirectly, in any discussions or negotiations with any Person (other than the Company) relating to (i) any Acquisition Proposal (it being understood that, for the purposes of this Section 3.14, all references to the "Acquired Corporations" in the definition of Acquisition Transaction shall be deemed to refer to "Parent"); or (ii) the acquisition of a majority of the outstanding stock or substantially all of the assets of any Person.

     SECTION 3.15 ACCOUNTING MATTERS. As of the date hereof, to the knowledge of Parent, neither Parent nor any "affiliate" (as that term is used in Rule 145 under the Securities Act) of Parent has taken or agreed to take, or plans to take, any action that could prevent Parent from accounting for the Merger as a "pooling of interests."

     SECTION 3.16 VOTE REQUIRED. Approval of the issuance of Parent Common Stock in the Merger as prescribed by Marketplace Rule 4310 of the NASD (the "Required Parent Stockholder Vote") is the only vote of the holders of any class or series of the Parent's capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

     SECTION 3.17 FAIRNESS OPINION. Parent's board of directors has received the written opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisor to Parent, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to Parent from a financial point of view.

     SECTION 3.18 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

     SECTION 3.19 MERGER SUB. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

     SECTION 3.20 FULL DISCLOSURE.

     None of the information to be supplied by or on behalf of Parent for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of Parent for inclusion in the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the stockholders of the Company and Stockholders of Parent, at the time of the Company Stockholders' Meeting (as defined in Section 5.2) or the Parent Stockholders' Meeting (as defined in Section 5.3), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement.

     SECTION 3.21 TAXES.

         (a) Except as disclosed in Part 3.21(a) of the Parent Disclosure Schedule, each Tax Return required to be filed by or on behalf of Parent with any Governmental Authority with respect to any taxable period ending on or before the Closing Date (the "Parent Returns") (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Parent Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

         (b) Except as disclosed in Part 3.21(b) of the Parent Disclosure Schedule, the Parent Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through December 31, 2000 in accordance with generally accepted accounting principles. Parent will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from December 31, 2000 through the Closing Date.

         (c) Neither Parent, Merger Sub nor any of their affiliates has taken, failed to take or agreed to take any action or knows of any fact, circumstance, plan or intention that is or would be reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                                    ARTICLE 4

                   CERTAIN COVENANTS OF THE COMPANY AND PARENT

     SECTION 4.1 ACCESS AND INVESTIGATION.

         (a) During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), subject to applicable antitrust laws and regulations relating to the exchange of information, the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (i) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; (ii) provide Parent and Parent's Representatives with a reasonable opportunity to hold discussions regarding the Company and the Merger with customers and suppliers of the Company provided that the Company, acting reasonably, shall be entitled (A) to approve in advance the scope and substance of such discussions, and (B) to have a Representative of the Company present during all such discussions; and (iii) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of: (A) all material operating and financial reports prepared by the Company and its Subsidiaries for the Company's senior management, including
     (1) copies of the unaudited monthly consolidated balance sheets of the Company and its consolidated Subsidiaries and the related unaudited monthly consolidated statements of operations, statements of stockholders' equity and statements of cash flows and (2) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the Company's senior management; (B) any written materials or communications sent by or on behalf of the Company to its stockholders; (C) any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Acquired Corporation Contract or sent to any of the Acquired

     Corporations by any party to any Acquired Corporation Contract (other than any communication that relates solely to commercial transactions between the Company and the other party to any such Acquired Corporation Contract and that is of the type sent in the ordinary course of business and consistent with past practices); (D) any notice, report or other document filed with or sent to any Governmental Authority (excluding confidential sections of HSR filings) in connection with the Merger or any of the other transactions contemplated by this Agreement; and (E) any material notice, report, correspondence or other document received by any of the Acquired Corporations from any Governmental Authority or any written summaries of discussions between any Representative of the Acquired Corporations and any Governmental Authority.

         (b) During the Pre-Closing Period, subject to applicable antitrust laws and regulations relating to the exchange of information, Parent shall, and shall cause the respective Representatives of Parent to: (i) provide the Company and the Company's Representatives with reasonable access to Parent's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent; and (ii) provide the Company and the Company's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Parent, and with such additional financial, operating and other data and information regarding Parent, as the Company may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, Parent shall promptly provide the Company with copies of: (i) any written materials or communications sent by or on behalf of Parent to its stockholders, (ii) any notice, report or other document filed with or sent to any Governmental Authority (excluding confidential sections of HSR filings) in connection with the Merger or any of the other transactions contemplated by this Agreement; and (iii) any material notice, report, correspondence or other document received by Parent or any Subsidiary of Parent from any Governmental Authority or any material written summaries of discussions between any Representative of Parent or any of its Subsidiaries and any Governmental Authority.

     SECTION 4.2 OPERATION OF THE COMPANY'S BUSINESS.

         (a) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable material Legal Requirements and the requirements of all Acquired Corporation Contracts that constitute Material Contracts; (ii) the Company shall use commercially reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) the Company shall keep in full force all insurance policies referred to in Section 2.21; (iv) the Company shall provide all notices required by any Material Contract; (v) the Company shall promptly notify Parent of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (B) any Legal Proceeding commenced or threatened in writing against, relating to or involving or otherwise affecting any of the Acquired Corporations;
     (vi) the Company shall (to the extent requested by Parent) cause its officers to report regularly to

     Parent concerning the status of the Company's business; and (vii) the Company shall disclose to Parent any interparty administrative patent proceedings including, without limitation, proceedings with respect to any patent interferences or limitations that are commenced or threatened in writing and shall also disclose to Parent any development in discussions or proceedings between the Acquired Corporations and any academic institution that are with respect to any Acquired Corporation Intellectual Property.

         (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

              (i) except for (A) the issuance of shares of Company Common Stock
         (1) upon the valid exercise of Company Options or warrants outstanding as of the date hereof and (2) 55,821 shares of Company Common Stock pursuant to the Company ESPP, which issuances shall be made by May 1, 2001 and upon such issuances all outstanding offering periods under the Company ESPP shall terminate and no further offering periods shall commence, provided however, if the stockholders of the Company approve an increase of 500,000 shares of Company Common Stock under the Company's ESPP at the Company's Annual Meeting of stockholders on May 22, 2001, the Company shall adopt a new offering period commencing June 1, 2001 which shall continue until March 31, 2002 with an interim purchase date of November 30, 2001 and a final purchase date of March 31, 2002; and (B) grants of Company Options to employees and directors in the ordinary course of business and in amounts and in a manner consistent with past practice, provided that, the aggregate number of shares of Company Common Stock issuable thereunder shall not exceed 200,000; issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, the Company or any of its Subsidiaries; (ii) amend or propose to amend the Certificate of Incorporation or bylaws of the Company or any of its Subsidiaries (except as otherwise contemplated by the Company's Proxy Statement for the Company's 2001 Annual Meeting, a copy of which has been provided to Parent) or adopt, amend or propose to amend any shareholder rights plan or related rights agreement; (iii) split, combine or reclassify any outstanding shares of Company Common Stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to shares of Company Common Stock, except for cash dividends to shareholders of the Company declared in accordance with existing dividend policy payable to shareholders of record on the record dates consistently used in prior periods and except for the dividend of rights to shareholders of record on April 17, 2001 pursuant to the Company Rights Agreement; (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock, or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this
         Section 4.2(b)(i);

              (ii) (A) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, or (B) make any investment in another entity (other than any of the Subsidiaries of the Company or other commitments disclosed in Part 2.1(a)(i) of the Company Disclosure Schedule and other than incorporation of a wholly owned Subsidiary);
         (ii) except in the ordinary course of business and in a manner consistent with past practice sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets, except for transactions which do not exceed $100,000 individually and which do not exceed $250,000 in the aggregate; or
         (iii) authorize, enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 4.2(b)(ii);

              (iii) sell, transfer, lease, license, or sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any material Intellectual Property rights, or amend or modify in any material way any existing agreements with respect to any material Intellectual Property rights;

              (iv) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person (except obligations of any other Acquired Corporation), or make any loans or advances (other than routine travel advances and loans under the Company's 401(k) Plan), except in the ordinary course of business consistent with past practice and as otherwise permitted under any loan or credit agreement to which it is a party; authorize any capital expenditures which are, in the aggregate, in excess of $100,000 and not reflected in the Company's capital expenditure budget made available to Parent; or enter into or amend in any material respect any Contract with respect to any of the matters set forth in this Section 4.2(b)(iv);

              (v) hire or terminate any employees, independent contractors or consultants, having a total salary or severance package that is individually in excess of $100,000, or that collectively is in excess of $300,000; terminate without cause any employees or consultants where the aggregate of such terminations could result in the acceleration of vesting of options to acquire, in the aggregate, more than 10,000 shares of Company Common Stock; increase the compensation (including, without limitation, bonus) payable or to become payable to its officers or employees, except for previously disclosed officers salary increases, increases in salary or wages of employees who are not officers in the ordinary course of business consistent with past practices, or enter into any employment or severance agreement, except for employee offer letters substantially identical to one of the forms of offer letter included in Part 2.19(l)(iii) of the Company Disclosure Schedule; or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option (except as contemplated by Section 4.2(b)(i), restricted stock, pension, benefits, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

              (vi) change, any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) unless required by statutory accounting principles or GAAP;

              (vii) create, incur, or assume any Encumbrance on any material assets other than Permitted Encumbrances;

              (viii) (A) enter into any Material Contract, (B) modify, amend or transfer in any material respect or terminate any Acquired Corporation Contract that constitutes a Material Contract or waive, release or assign any material rights or claims thereto or thereunder, (C) enter into or extend any lease with respect to real property with any third party, (D) enter into any Acquired Corporation Contract that includes a change of control provision; (E) enter into any Acquired Corporation Contract providing for the payment of royalties in any amount or any Acquired Corporation Contract that provides for in-licensing or (F) modify, amend, transfer or terminate any Acquired Corporation Contract in a manner that could be reasonably expected to detract from the ability of Parent and the Surviving Corporation to exploit technology of the Acquired Corporations;

              (ix) make any Tax election not required to be made prior to the Effective Time or settle or compromise any federal, state, local or foreign income tax liability or agree to an extension of a statute of limitations;

              (x) take any action that results in the acceleration of vesting rights for Company Options;

              (xi) settle any material litigation or waive, assign or release any material rights or claims except, in the case of litigation, any litigation which settlement would not (A) impose either material restrictions on the conduct of the business of it or (B) for any individual litigation item settled, exceed $50,000 in cost or value to it. None of the Acquired Corporations shall pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except in the ordinary course of business consistent with past practice in an amount or value not exceeding $50,000 in any instance or series of related instances or $100,000 in the aggregate or in accordance with their terms as in effect as of the date hereof;

              (xii) engage in any transaction, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any director or officer of any of the Acquired Corporations other than (1) those existing as of the date hereof which are listed in the Company Disclosure Schedule, and (2) agreements regarding loans made under the Company's 401(k) Plan;

              (xiii) take any action which it believes when taken would reasonably be expected to adversely affect or delay in any material respect the ability of any of the parties to obtain any Consent or approval of any Governmental Authority required to consummate the transactions contemplated hereby;

              (xiv) other than pursuant to this Agreement, take any action to cause the shares of Company Common Stock to cease to be quoted on The Nasdaq Stock Market;

              (xv) make any payment of investment banking, financial advisory or other similar fees; or

              (xvii) take any action which it believes when taken would cause any of its representations and warranties contained herein to become inaccurate in any material respect.

         (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance, whether occurring or existing on or prior to the date of this Agreement or arising hereafter, that caused or constitutes an inaccuracy in any representation or warranty made by the Company in this Agreement to the extent that the condition, set forth in
     Section 7.1 would not be satisfied as of the time of such inaccuracy; (ii) any breach of any covenant or obligation of the Company to the extent that the condition set forth in Section 7.2 would not be satisfied as of the time of such breach; and (iii) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Articles 6, 7 or 8 impossible or unlikely or that has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Without limiting the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, or asserted in writing or commenced against or with respect to any of the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

     SECTION 4.3 OPERATION OF PARENT'S BUSINESS.

         (a) During the Pre-Closing Period: (i) Parent shall conduct its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable material Legal Requirements and the requirements of all Material Contracts to which Parent is a party; (ii) Parent shall use commercially reasonable efforts to ensure that it preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with Parent; and (iii) Parent shall promptly notify the Company of any Legal Proceeding commenced or, to Parent's knowledge, threatened in writing against, relating to or involving or otherwise affecting, Parent.

         (b) During the Pre-Closing Period, Parent shall not (without the prior written consent of the Company), and shall not permit any of Parent's Subsidiaries to:

              (i) take any action which it believes when taken would reasonably be expected to adversely affect or delay in any material respect the ability of any of the parties to obtain any Consent or approval of any Governmental Authority required to consummate the transactions contemplated hereby;

              (ii) other than pursuant to this Agreement, take any action to cause the shares of Parent Common Stock to cease to be quoted on The Nasdaq Stock Market; or

              (iii) take any action which it believes when taken would cause its representations and warranties contained herein to become inaccurate in any material respect.

         (c) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance, whether occurring or existing on or prior to the date of this Agreement or arising hereafter, and that caused or constitutes an inaccuracy in any representation or warranty made by the Parent in this Agreement to the extent that the condition set forth in Section 8.1 would not be satisfied as of the time of such inaccuracy;
     (ii) any material breach of any covenant or obligation of Parent to the extent the condition set forth in Section 8.2 would not be satisfied as of the time of such breach; and (iii) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Articles 6, 7 or 8 impossible or unlikely or that has had or would reasonably be expected to have a Material Adverse Effect on Parent. Without limiting the foregoing, Parent shall promptly advise the Company in writing of any Legal Proceeding or material claim threatened or asserted in writing, or commenced against or with respect to Parent or any Subsidiary of Parent. No notification given to the Company pursuant to this
     Section 4.3(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

     SECTION 4.4 NO SOLICITATION.

         (a) From the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative acting on behalf of any of the Acquired Corporations directly or indirectly to, (i) solicit, initiate, knowingly encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that would reasonably be expected to lead to an Acquisition Proposal (which shall include any Acquisition Proposal received prior to the date hereof), (ii) furnish any nonpublic information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal (which shall include any Acquisition Proposal received prior to the date hereof), (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; PROVIDED, HOWEVER, this Section 4.4(a) shall not prohibit the Company from entering into discussions with, or furnishing nonpublic information to, any Person in response to a Superior Proposal that is submitted to the Company or a Representative of the Company by such Person (and not withdrawn) if (1) neither the Company nor any Representative acting on behalf of any of the Acquired Corporations shall have violated any of the restrictions set forth in this Section 4.4, (2) the board of directors of the Company concludes in good faith, after consultation with its outside legal counsel, that the failure to do so would create a substantial risk of liability for breach of its fiduciary duties to the Company's stockholders under applicable Legal Requirements, and (3) at least two (2) business days prior to having such discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company and containing reasonable "standstill" provisions which continue for a term of no less than one (1) year, provided further that this Section 4.4(a) shall not prohibit the Company's board of directors from complying with Rules 14d-9 and 14e-2 under the Exchange Act or making any disclosure to the Company's stockholders that is required by applicable Legal Requirements. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of or the taking of any action inconsistent with any of the restrictions set forth in the preceding sentence by any Representative acting on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.4 by the Company for all purposes of this Agreement. Notwithstanding anything to the contrary contained in this Section 4.4(a), at any time after the date hereof, the Company may file with the SEC (i) a report on Form 8-K with respect to this Agreement and may file a copy of this Agreement and any related agreements as exhibits thereto, and (ii) all materials and documents that the Company is required to file under Regulation M-A.

         (b) The Company shall promptly (and in no event later than two (2) business days after receipt by any officer or director of the Company or by any employee of the Company's financial advisors of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information) advise Parent in writing of any Acquisition Proposal, any inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal (which shall include any Acquisition Proposal received prior to the date hereof) or any request for nonpublic information relating to any of the Acquired Corporations by a Person who would reasonably be expected to submit an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent informed with respect to the status of any Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto. Nothing contained in this Section 4.4(b) shall prevent any party hereto from taking a position contemplated by Rule 14d-9 and Rule 14e-2 of the Exchange Act.

         (c) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any Person (other than Parent and/or Merger Sub) that relate to any Acquisition Proposal.

         (d) The Company has not, within the prior twelve months, released or permitted the release, and agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which any of the Acquired Corporations is a party, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Parent. The Company also will promptly request each Person that has executed, within twelve months prior to the date of this Agreement, a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction not consummated to return all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

                                    ARTICLE 5

                       ADDITIONAL COVENANTS OF THE PARTIES

     SECTION 5.1 REGISTRATION STATEMENT; JOINT PROXY STATEMENT.

         (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Joint Proxy Statement and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Joint Proxy Statement will be included as a prospectus, with respect to the issuance of Parent Common Stock in the Merger. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with the preparation of the Form S-4 Registration Statement and Joint Proxy Statement. Each of Parent and the Company shall use commercially reasonable efforts to (i) cause the Form S-4 Registration Statement and the Joint Proxy Statement to comply with the rules and regulations promulgated by the SEC, (ii) respond promptly, after consultation with each other, to any comments of the SEC or its staff and
     (iii) have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will cause the Joint Proxy Statement to be mailed to Parent's stockholders, and the Company will cause the Joint Proxy Statement to be mailed to the Company's stockholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Parent shall also promptly file, use all reasonable efforts to cause to become effective as promptly as possible and, if required, Parent and the Company shall mail to their respective stockholders any amendment to the Form S-4 Registration Statement or Joint Proxy Statement that becomes necessary after the date the S-4 Registration Statement is declared effective.

         (b) If at any time prior to the Effective Time any event or circumstance relating to Parent or any Parent Subsidiary or their respective directors or officers is discovered by Parent which is required to be set forth in an amendment or supplement to the Form S-4 Registration Statement or Joint Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

         (c) If at any time prior to the Effective Time any event or circumstance relating to any of the Acquired Corporations or their respective directors or officers is discovered by the Company which is required to be set forth in an amendment or supplement to the Form S-4 Registration Statement or Joint Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the transaction contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

         (d) Each of Parent and the Company will advise the other, promptly after it receives notice thereof, of the time when the Form S-4 Registration Statement has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, or any request by the SEC for amendment of the Joint Proxy Statement or Form S-4 Registration Statement or comments thereon or responses thereto.

         (e) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger (including shares of Parent Common Stock to be issued in connection with Company Options assumed by Parent) will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; PROVIDED, HOWEVER, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

     SECTION 5.2 COMPANY STOCKHOLDERS' MEETING.

         (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to adopt this Agreement (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Once the Company Stockholders' Meeting has been called and notice given, the Company shall not postpone or adjourn (other than for the absence of a quorum and then only to a future date selected by the Company after consultation with Parent) the Company Stockholders' Meeting without the written consent of Parent. The Company shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

         (b) Subject to Section 5.2(c): (i) the Joint Proxy Statement shall include a statement to the effect that the board of directors of the Company recommends that the Company's stockholders vote to adopt this Agreement at the Company Stockholders' Meeting (the recommendation of the Company's board of directors that the Company's stockholders vote to adopt this Agreement being referred to as the "Company Board Recommendation"); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed.

         (c) Notwithstanding anything to the contrary contained in Section 4.4 or 5.2(b), the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent and such modification thereto may be included in the Joint Proxy Statement (or the withdrawal of the Company Board Recommendation may be noted therein) if the board of directors of the Company determines in good faith, after consultation with outside legal counsel that the failure to do so would create a substantial risk of liability for breach of its fiduciary duties to the Company's stockholders under applicable Legal Requirements.

         (d) The Company's obligation to call, give notice of and hold the Company Stockholders' Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Proposal or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation.

     SECTION 5.3 PARENT STOCKHOLDERS' MEETING.

         (a) Parent shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Parent Common Stock to vote on the issuance of Parent Common Stock in the Merger (the "Parent Stockholders' Meeting"). The

     Parent Stockholders' Meeting will be held, on the same date and at the same time as the Company Stockholders' Meeting. Once the Parent Stockholders' Meeting has been called and notice given, Parent shall not postpone or adjourn (other than for the absence of a quorum and then only to a future date selected by Parent after consultation with the Company) the Parent Stockholders' Meeting without the written consent of the Company. Parent shall ensure that all proxies solicited in connection with the Parent Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

         (b) The Joint Proxy Statement shall include a statement to the effect that the board of directors of Parent recommends that Parent's stockholders vote to approve the issuance of Parent Common Stock in the Merger (the recommendation of Parent's board of directors that Parent's stockholders vote to approve the issuance of Parent Common Stock in the Merger being referred to as the "Parent Board Recommendation"). The Parent Board Recommendation shall not be withdrawn or modified in a manner adverse to the Company, and no resolution by the board of directors of Parent or any committee thereof to withdraw or modify the Parent Board Recommendation in a manner adverse to the Company shall be adopted or proposed.

         (c) Notwithstanding anything to the contrary contained in Section 5.3(c), nothing in this Agreement shall prevent Parent's board of directors from making any disclosure to Parent's Stockholders where it determines in good faith, after consultation with outside legal counsel, that the failure to do so would create a substantial risk of liability for breach of its fiduciary duties to Parent's stockholders under applicable Legal Requirements.

         (d) Parent's obligation to call, give notice of and hold the Parent Stockholders' Meeting in accordance with Section 5.3(a) shall not be limited or otherwise affected by any withdrawal or modification of the Parent Board Recommendation.

     SECTION 5.4 REGULATORY APPROVALS.

         (a) Subject to Section 5.4(c), Parent and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.4(c), Parent and the Company (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement and to submit promptly any additional information requested in connection with such filings and notices, (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

         (b) Without limiting the generality of Section 5.4(a), the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with the Merger.

     The Company and Parent shall respond as promptly as practicable to any inquiries or requests received from any Governmental Authority in connection with antitrust or related matters. Except as may be prohibited by any Governmental Authority or any Legal Requirement, each of the Company and Parent shall: (1) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Authority with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding or threat, and (3) promptly inform the other party of any material communication concerning the HSR Act or any other foreign, federal or state antitrust or fair trade laws to or from any Governmental Authority regarding the Merger. Except as may be prohibited by any Governmental Authority or by any Legal Requirement, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law. Subject to the foregoing, Parent shall be principally responsible for and in control of the process of dealing with any Governmental Authority concerning the effect of the HSR Act and any other applicable foreign, federal or state antitrust or fair trade law on the transaction contemplated by this Agreement. In addition, except as may be prohibited by any Governmental Authority or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with any such Legal Proceeding.

         (c) Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall have any obligation under this Agreement: (i) to dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Intellectual Property, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Intellectual Property; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Authority or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations, or (vi) to contest any Legal Proceeding relating to the Merger if Parent determines in good faith that contesting such Legal Proceeding might not be advisable.

     SECTION 5.5 STOCK OPTIONS.

         (a) Subject to Section 5.5(b), at the Effective Time, all rights with respect to Company Common Stock under each Company Option then outstanding, except for Company

     Options outstanding under the Company's Non-Employee Directors' Stock Option Plan, shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement or, for Company Options granted after the date hereof, as in effect on the date of such grants) of the Stock Plan under which it was issued and or the terms of the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged. All Company Options granted and outstanding under the Company's Non-Employee Directors' Stock Option Plan shall terminate immediately prior to the Effective Time. The rights of participants in the Company ESPP with respect to the offering period beginning June 1, 2001 under the Company ESPP shall continue in effect until such offering period terminates on March 31, 2002 pursuant to the Company ESPP provided, however, if the stockholders of the Company do not approve an increase of 500,000 shares of Company Common Stock under the Company ESPP at the Company's Annual Meeting of Stockholders on May 22, 2001, the Company shall terminate the Company ESPP and any outstanding offering periods prior to the Effective Time. Parent shall file with the SEC, no later than 20 days after the date on which the Effective Time occurs, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 5.5(a).

         (b) Prior to the Effective Time, the Company shall take all action that may be necessary (under the Stock Plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section
     5.5 and to ensure that, from and after the Effective Time, holders of Company Options have no rights in connection with the Merger with respect thereto other than those specifically provided in this Section 5.5.

     SECTION 5.6 EMPLOYEE BENEFITS.

         (a) Parent agrees that all employees of the Acquired Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation after the Effective Time ("Continuing Employees") shall be eligible to participate in the Surviving Corporation's retirement, health, vacation and other non-equity based employee benefit plans; provided, however, that (i) nothing in this Section
     5.6 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such retirement health, vacation or other employee benefit plan at any time, and (ii) if Parent or the Surviving Corporation terminates any such retirement, health, vacation or other employee benefit plan, then, subject to any necessary transition period, the Continuing Employees shall be eligible to participate in Parent's retirement, health, vacation and other non equity based employee benefit plans, to substantially the same extent as employees of Parent in similar positions and at similar grade levels. Parent shall, or shall cause the Surviving Corporation to, give each Continuing Employee full credit for purposes of eligibility and vesting under any employee benefit plans or arrangements maintained by Parent or the Surviving Corporation for such Continuing Employee's service with any Acquired Corporation to the same extent recognized by such Acquiring Corporation prior to the Effective Time. If a Continuing Employee commences participation in an employee benefit plan of Parent or the Surviving Corporation, Parent will or will cause the Surviving Corporation to use its best efforts to cause an applicable insurance carrier to (i) waive all limitations as to preexisting condition, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any employee benefits plans maintained by Parent or the Surviving Corporation that such employees may be eligible to participate in after the Effective Time, and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid during the calendar year prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any employee benefit plans that such employees may be eligible to participate in after the Effective Time. Nothing in this
     Section 5.6 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent and, subject to any other binding agreement between an employee and Parent, the Surviving Corporation or any other Subsidiary of Parent, the employment of each Continuing Employee shall be "at will" employment.

         (b) Prior to the Effective Time, the Company, at the sole discretion of Parent, shall complete all such steps as Parent reasonably determines to be necessary to correct operational failures and design defects with respect to any Plan in order for such Plan as corrected to fully comply with Applicable Law, such steps shall include without limitation the submission of any such Plan for approval of any corrections to the Internal Revenue Service in accordance with Revenue Procedure 2001-17 and/or the U.S. Department of Labor in accordance with the U.S. Department of Labor Voluntary Fiduciary Correction Program, as applicable, and implementation of such corrective action required by the Internal Revenue Service and/or the Department of Labor, as applicable, in connection with each such submission.

     SECTION 5.7 INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         (a) All rights to indemnification existing in favor of those Persons who are, or were, directors and officers of the Company at or prior to the Effective Time (the "Indemnified Persons") shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent permitted by Delaware law for a period of six years from the Effective Time. Without limiting the generality of the foregoing, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company to the Indemnified Persons, pursuant to (i) each indemnification agreement currently in effect between the Company and each Indemnified Person, and (ii) any indemnification provision under the Company's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, each in effect as of the date of this Agreement.

         (b) Without limiting the provisions of Section 5.7(a), during the period ending six years after the Effective Time, Parent will indemnify and hold harmless each Indemnified Person against and from any costs or expenses (including reasonable attorneys' fees), judgements, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to (i) any action or omission or alleged action or omission in his or her capacity as a director or officer of the Company or any of its subsidiaries (regardless of whether such action or omission occurred prior to, on or after the Closing Date, or (ii) any of the transactions contemplated by this Agreement; provided however that if at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification under this
     Section 5.7(b), then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved. Parent shall not be entitled to settle, compromise or consent to the entry of any judgment or otherwise seek termination of any claim, action, suit, proceeding or investigation for which indemnification may be sought under this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such claim, action, suit, proceeding or investigation.

         (c) From the Effective Time until the sixth anniversary of the Effective Time, Parent shall or shall cause the Surviving Corporation to, maintain in effect, for the benefit of the Indemnified Persons with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement in the form disclosed by the Company to Parent prior to the date of this Agreement (the "Existing Policy"); provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Existing Policy (or for any substitute policies) in excess of $180,000 in the aggregate. In the event any future annual premiums for the Existing Policy (or any substitute policies) exceeds $180,000 in the aggregate, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to $180,000.

         (d) Parent and the Surviving Corporation agree to pay all expenses, including attorneys' fees, that may be incurred by the Indemnified Persons in enforcing the indemnity and other obligations provided for in this
     Section 5.7. This Section 5.7 shall survive the consummation of the Merger and the Effective Time, is intended to benefit and may be enforced by the Company, Parent, the Surviving Corporation and the Indemnified Persons, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

     SECTION 5.8 POOLING OF INTERESTS. Each of the Company and Parent agrees, and the Company agrees to cause the Acquired Corporations, (a) not to take any action during the Pre-Closing Period that would adversely affect the ability of Parent to account for the Merger as a "pooling of interests," and (b) to use all reasonable efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 under the Securities Act) takes any action that could adversely affect the ability of Parent to account for the Merger as a "pooling of interests." The Company agrees to provide to Ernst & Young such letters as shall be reasonably requested by Ernst & Young in connection with the letters referred to in Section 7.5(c).

     SECTION 5.9 DISCLOSURE. Each of Parent and the Company shall consult with and obtain the approval of the other party before issuing any press release or other public announcement with respect to the Merger or this Agreement and shall not issue any such press release prior to such consultation and approval, except as may be required by applicable Legal Requirements or any listing agreement related to the trading of the shares of either party on any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement. Notwithstanding the foregoing, in the event either party's Board of Directors withdraws its recommendation of this Agreement in compliance herewith, such will no longer be required to consult with or obtain the agreement of the other party in connection with any press release or public announcement.

     SECTION 5.10 AFFILIATE AGREEMENTS AND STOCKHOLDER AGREEMENTS.

         (a) Contemporaneous with the execution and delivery of this Agreement, each of the parties shall deliver to the other party Stockholder Agreements in the form of Exhibit B that have been executed by each of the directors and executive officers of such party.

         (b) The parties shall use all reasonable efforts to cause each Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of such party to execute and deliver to the other party, prior to the date that is 30 days prior to consummation of the Merger, an Affiliate Agreement in the form of Exhibit
     C. Shares of Parent Common Stock and shares of Company Common Stock beneficially owned by each "affiliate" of the Company who has not provided a signed Affiliate Agreement in accordance with this Section 5.10 shall not be transferable during any period prior to and after the Effective Time if, as a result of the transfer during any such period, taking into account the nature, extent and timing of the transfer and similar transfers by all other "affiliates" of Parent and the Company, the transfer may, in the reasonable judgment of the independent accountants to Parent, prevent Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC. Neither Parent nor the Company shall register, or allow its transfer agent to register, on its books any transfer of any shares of Parent Common Stock or Company Common Stock of any "affiliate" of the Company who has not provided a signed Affiliate Agreement in accordance with this Section 5.10.

     SECTION 5.11 TAX MATTERS. Each of Parent, Merger Sub and Company agrees that it will not engage in any action, or fail to take any action, and will cause its respective subsidiaries not to engage in any action, or fail to taken any action, which action or failure to take action would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not permitted by the provisions of this Agreement. At or prior to the filing of the Form S-4 Registration Statement, the Company, Parent and Merger Sub shall execute and deliver to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC and to Cooley Godward LLP tax representation letters in customary form. Parent, Merger Sub and the Company shall each confirm to Mintz, Levin, Cohn,

Ferris, Glovsky and Popeo, PC and to Cooley Godward LLP the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence. Following delivery of the tax representation letters pursuant to the previous sentence of this Section 5.11, each of Parent and the Company shall use its reasonable efforts to cause Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC and Cooley Godward LLP, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.11.

     SECTION 5.12 LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall use all reasonable efforts to cause to be delivered to Parent a letter of Ernst & Young, dated no more than two business days before the date on which the Form S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 Registration Statement.

     SECTION 5.13 LISTING. Parent shall use reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger (including the shares of Parent Common Stock required to be reserved for issuance with respect to Company Options) to be approved for listing (subject to notice of issuance) on The Nasdaq Stock Market prior to the Effective Time.

     SECTION 5.14 SECTION 16B-3. Parent, Merger Sub, and the Company shall take all such steps as may be required to cause the transactions contemplated by
Article 1 and Section 5.5 and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of equity securities of Parent by each individual who (a) is a director or officer of the Company, or
(b) at the Effective Time will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

     SECTION 5.15 EMPLOYMENT AGREEMENTS.

         (a) On the date of this Agreement, subject to and as a condition to the occurrence of the Closing, Company shall enter into employment agreements with the individuals identified in Part 5.15(a) of the Company Disclosure Schedule, substantially in the form attached hereto as Part 5.15(a) of the Company Disclosure Schedule.

         (b) On the date of this Agreement, subject to and as a condition to the occurrence of the Closing, Company shall enter into an employment agreement with Stuart J.M. Collinson, substantially in the form attached hereto as
     Part 5.15(b) of the Company Disclosure Schedule.

     SECTION 5.16 RIGHTS AGREEMENTS. The Board of Directors of the Company shall take all action necessary (including amending the Company Rights Agreement dated April 2, 2001) in order to render the Company rights thereunder inapplicable to the Merger and the other transactions contemplated by this Agreement. Except in connection with the foregoing sentence or where the board of directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to do so would create a substantial risk of liability for breach of its fiduciary duties to the Company's stockholders under applicable Legal Requirements, the Board of Directors of the Company shall not, without the prior written consent of Parent, (i) amend the Company Rights Agreement or (ii) take any action with respect to, or make any determination under, the Company Rights Agreement, including a redemption of the Company rights, in each case in order to facilitate an Acquisition Transaction.

     SECTION 5.17 TERMINATION OF CHANGE IN CONTROL BONUS PLAN. As soon as practicable (and, in any event, prior to the Effective Time), the Company's Board of Directors shall terminate, as of its effective date, the Company Change in Control Bonus Plan, effective March 26, 2001 (the "Change In Control Bonus Plan"), with the intention that the Change In Control Bonus Plan and the payments and benefits provided therein are rescinded as of such date, that the Change In Control Bonus Plan has no past, present or future force or effect, and, in accordance with such termination, that no employee of the Company or any other individual has any past, present or future rights to any payments or benefits under the Change In Control Bonus Plan.

                                    ARTICLE 6

                CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

     The obligation of each party to effect the Merger and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     SECTION 6.1 EFFECTIVENESS OF FORM S-4 REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Form S-4 Registration Statement shall have been issued by the SEC, and no proceeding for that purpose shall have been initiated or threatened by the SEC.

     SECTION 6.2 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted, and the Merger shall have been duly approved, by the Required Company Stockholder Vote; and the issuance of Parent Common Stock in the Merger pursuant to this Agreement shall have been duly approved by the Required Parent Stockholder Vote.

     SECTION 6.3 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, on the Closing Date, there shall not be in effect any voluntary agreement between Parent and the Federal Trade Commission or the Department of Justice pursuant to which Parent has agreed not consummate the Merger for a period of time; any similar waiting period under any applicable foreign antitrust law or regulation shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation shall have been obtained.

     SECTION 6.4 LISTING. The shares of Parent Common Stock to be issued in the Merger (including the shares of Parent Common Stock reserved for issuance with respect to Company Options) pursuant to this Agreement shall have been approved for listing (subject to notice of issuance) on The Nasdaq Stock Market.

     SECTION 6.5 NO RESTRAINTS; LEGALITY. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued (and be in effect) by any court of competent jurisdiction or any other Governmental Authority, nor shall any proceeding brought by any administrative agency or commission or other Governmental Authority, domestic or foreign, seeking to prevent the consummation of the Merger be pending. No Law shall have been enacted, entered, promulgated or enforced by any

Governmental Authority which is in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.

     SECTION 6.6 REGULATORY MATTERS. All authorizations, consents, orders, permits or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Authority (all of the foregoing, "Regulatory Consents") which are necessary for the consummation of the transactions contemplated hereby, other than Regulatory Consents which, if not obtained, would not in the aggregate have a Material Adverse Effect on Parent, with or without including its ownership of the Acquired Corporations after the Merger, or the Company, shall have been filed, have occurred or have been obtained and all such Regulatory Consents shall be in full force and effect.

     SECTION 6.7 TAX OPINIONS. Parent and the Company shall have received written opinions of, respectively, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC and Cooley Godward LLP, in form and substance reasonably satisfactory to such law firms to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; provided, however, if either Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC or Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be satisfied if the other law firm renders such opinion to Parent or the Company, as the case may be.

                                    ARTICLE 7

          CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing of each of the following conditions:

SECTION 7.1 ACCURACY OF REPRESENTATIONS.

         (a) The representations and warranties of the Company set forth in
Article 2 of this Agreement shall be true and correct in all material respects (or if qualified as to materiality or Material Adverse Effect, shall be true and correct), as of the date of this Agreement, provided that if any of such representations or warranties are incorrect or untrue as of the date of this Agreement, the Acquired Corporations shall have the longer of twenty (20) business days and the date on which all other conditions in Articles 6, 7 and 8 of this Agreement are satisfied, to cure the circumstances that caused such representations or warranties to be incorrect or untrue and if such circumstances are cured within that period, such representations and warranties shall be treated as true and correct as of the date of this Agreement, provided further that any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date hereof shall be disregarded.

     (b) The representations and warranties of the Company set forth in Article 2 of this Agreement shall be true and correct in all material respects (or if qualified as to materiality or Material Adverse Effect, shall be true and correct) as of the Effective Time, provided that, for the purpose of determining whether such representations and warranties are true and correct, circumstances arising between the date of this Agreement and the Effective Time which do not constitute, individually or in the aggregate, a Material Adverse Effect with respect to the Acquired Corporations, taking into account the exceptions to Material Adverse Effect set forth in Section 7.4, shall not make such representations and warranties untrue or incorrect, provided further that any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date hereof shall be disregarded.

     SECTION 7.2 PERFORMANCE OF COVENANTS. Each of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with or performed in all material respects.

     SECTION 7.3 CONSENTS. All Consents required to be obtained, made or given in connection with the Merger and the other transactions contemplated by this Agreement which, if not obtained, either individually or in the aggregate, will, or would reasonably be expected to, have a Material Adverse Effect on the Acquired Corporations, shall have been obtained, made or given and shall be in full force and effect.

     SECTION 7.4 NO MATERIAL ADVERSE EFFECT. From and including the date hereof, the Acquired Corporations shall not have suffered any Material Adverse Effect which is continuing on the date on which all other conditions in Articles 6, 7 and 8 of this Agreement are satisfied; provided however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining, for the purposes of Section 7.1 and this Section 7.4, whether there has been or will be, a Material Adverse Effect on the Acquired Corporations or Parent, as the case may be: (a) any change in the market price or trading volume of a party's stock after the date hereof, (b) any failure by a party to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement, (c) with respect to the Acquired Corporations, any adverse change, effect, event, occurrence, state of facts or development arising out of or relating to any Contract between any of the Acquired Corporations and any of the entities listed in Part 7.4 of the Company Disclosure Schedule, (d) any adverse change, effect, event, occurrence, state of facts or development affecting the biotechnology industry or the U.S. economy as a whole, (e) any adverse change, effect, event, occurrence, state of facts or development attributable or relating to (1) out-of-pocket fees and expenses (including legal, accounting, financial advisory and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement, or
(2) the payment of any amounts due to, or the provision of any other benefits (including benefits relating to acceleration of stock options) to, any officers or employees under employment contracts, employee benefit plans, severance arrangements or other arrangements either as disclosed in Part 7.4 of the Company Disclosure Schedule or hereafter granted, adopted or provided in accordance with the provisions of Article 4 of this Agreement, (f) any event, violation, inaccuracy, circumstance or other matter resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement, or (g) any event, violation, inaccuracy, circumstance or other matter arising from or relating to any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof.

     SECTION 7.5 AGREEMENTS AND DOCUMENTS. The following agreements and documents shall have been delivered to Parent, and shall be in full force and effect:

         (a) a certificate, executed on behalf of the Company by an executive officer of the Company, confirming that the conditions set forth in Sections 7.1, 7.2, 7.3 and 7.4 have been duly satisfied;

         (b) Affiliate Agreements in the form of Exhibit C, executed by each Person who could reasonably be deemed to be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company;

         (c) a letter from the Company's independent accountant, dated as of the Closing Date and addressed to Parent, the Company and PricewaterhouseCoopers, in its capacity as Parent's independent accountant, reasonably satisfactory in form and substance to Parent and PricewaterhouseCoopers, to the effect that, after reasonable investigation, Ernst & Young is not aware of any fact concerning the Company or any of the Company's stockholders or affiliates that could preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

         (d) a letter from PricewaterhouseCoopers, in its capacity as Parent's independent accountant, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, to the effect PricewaterhouseCoopers, concurs with Parent's management conclusion that Parent may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC; and

         (e) the written resignations of all directors of each of the Acquired Corporations, effective as of the Effective Time.

                                    ARTICLE 8

                CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

     The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     SECTION 8.1 ACCURACY OF REPRESENTATIONS. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects or, if qualified as to materiality or Material Adverse Effect, true and correct, as of the date of this Agreement and as of the Effective Time, provided that any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date hereof shall be disregarded.

     SECTION 8.2 PERFORMANCE OF COVENANTS. Each of the covenants and obligations that Parent or Merger Sub is required to comply with or to perform at or prior to the Closing shall have been complied with or performed in all material respects.




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

     SECTION 8.3 NO MATERIAL ADVERSE EFFECT. From and including the date hereof, Parent shall not have suffered any Material Adverse Effect which is continuing on the date on which all other conditions in Articles 6, 7 and 8 of this Agreement are satisfied.

     Section 8.4 OFFICER'S CERTIFICATE. A certificate executed on behalf of Parent by an executive officer of Parent, confirming that the conditions set forth in Sections 8.1, 8.2 and 8.3 have been duly satisfied and shall have been delivered to the Company.

                                    ARTICLE 9

                                   TERMINATION

     SECTION 9.1 TERMINATION. This Agreement may be terminated by action taken by the board of directors of Parent or the Company, as the case may be, prior to the Effective Time (whether before or after adoption of this Agreement by the Company's stockholders and whether before or after the approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders) as follows:

         (a) by mutual written consent of Parent and the Company;

         (b) by either Parent or the Company if the Merger shall not have been consummated by September 30, 2001; PROVIDED, HOWEVER, that if the Merger shall not have been consummated solely due to the waiting period (or any extension thereof) or approvals under the HSR Act not having expired or been terminated or received, then such date shall be extended to December 31, 2001; and PROVIDED, FURTHER, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date;

         (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

         (d) by either Parent or the Company if (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's stockholders shall have voted on a proposal to adopt this Agreement, and (ii) this Agreement shall not have been adopted at such meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Vote; PROVIDED, HOWEVER, that (A) a party shall not be permitted to terminate this Agreement pursuant to this Section 9.1(d) if the failure to obtain such stockholder approval is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the Effective Time pursuant to this Agreement, and (B) the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(d) unless the Company shall have made the payment, if any, required to be made to Parent pursuant to Section 9.3(b);



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

         (e) by either Parent or the Company if (i) the Parent Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and Parent's stockholders shall have voted on the issuance of shares of Parent Common Stock in the Merger, and (ii) the issuance of Parent Common Stock in the Merger shall not have been approved at such meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Parent Stockholder Vote; PROVIDED, HOWEVER, that a party shall not be permitted to terminate this Agreement pursuant to this Section 9.1(e) if the failure to obtain such stockholder vote is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time pursuant to this Agreement, and (B) Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(e) unless Parent shall have made the payment, if any, required to be made pursuant to Section 9.3(b);

         (f) by Parent (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) if a Company Triggering Event shall have occurred;

         (g) by the Company (at any time prior to the approval by the stockholders of Parent of the issuance of Parent Common Stock in the Merger) if a Parent Triggering Event shall have occurred;

         (h) by Parent (i) if any of the Company's representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 7.1 would not be satisfied, or
     (ii) if (a) any of Company's representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1(b) would not be satisfied, and (B) such inaccuracy has not been cured by the Company by the later of (1) twenty (20) business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, and (2) the date on which all other conditions set forth in Articles 6, 7 and 8 are satisfied, or (iii) any of the Company's covenants contained in this Agreement shall not have been complied with in the time period specified such that the condition set forth in Section 7.2 would not be satisfied and such noncompliance has not been cured within 20 business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given; or

         (i) by the Company (i) if any of the Parent's representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 8.1 would not be satisfied, or
     (ii) if (A) any of Parent's representations and warranties shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in
     Section 8.1 would not be satisfied, and (B) such inaccuracy has not been cured by Parent within twenty (20) business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) any of Parent's covenants contained in this Agreement shall not have been complied with in the time period specified such that the condition set forth in Section 7.2 would not be satisfied and such noncompliance has not been cured within 20 business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given; or

         (j) by the Company if the board of directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to terminate this Agreement would create a substantial risk of liability for breach of its fiduciary duties to the Company's stockholders under applicable Legal Requirements, provided that the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(j) unless the Company shall have made the payment required to be made pursuant to Section 9.3(b).

     SECTION 9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that (i) this Section 9.2, Section 9.3 and
Section 10 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any material inaccuracy in or breach of any representation or any material breach of any warranty, covenant or other provision contained in this Agreement.

     SECTION 9.3 EXPENSES; TERMINATION FEES.

         (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with (A) the filing, printing and mailing of the Form S-4 Registration Statement and the Joint Proxy Statement and any amendments or supplements thereto and (B) the filing by the parties hereto of the premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation.

         (b) If (i) (A) this Agreement is terminated by Parent or the Company pursuant to Section 9.1(d), (B) at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been publicly disclosed or announced, and (C) within twelve (12) months after such termination the Company (1) consummates an Acquisition Transaction with any Person who made any such Acquisition Proposal, or (2) consummates a Third Party Acquisition Transaction with any other Person, (ii) this Agreement is terminated by Parent pursuant to Section 9.1(f), or (iii) this Agreement is terminated by the Company pursuant to Section 9.1(j), then the Company shall pay to Parent, in cash at the time specified in the next sentence a nonrefundable fee in the amount equal to the sum of (1) $20,000,000 and (2) the aggregate amount of all fees, costs and expenses (including all attorneys' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger; PROVIDED HOWEVER that the aggregate amount payable under clauses (1) and (2) shall in no event exceed $21,500,000. In the case of termination of this Agreement by the Company or Parent pursuant to Section 9.1(d), the fee referred to in the preceding sentence shall be paid by the Company on the date of the consummation of the Acquisition Transaction referred to in the preceding sentence; in the case of termination of this Agreement by the Company pursuant to Section 9.1(j), the fee referred to in the preceding sentence shall be paid by the Company prior to the time of such termination; and in the case of termination of this Agreement by Parent pursuant to Section 9.1(f), the fee referred to in the preceding sentence shall be paid by the Company within five business days after such termination. If this Agreement is terminated by the Company pursuant to Section 9.1(g), then Parent shall pay to the Company, in cash at the time specified in the next sentence, a nonrefundable fee in the amount equal to the sum of (1) $20,000,000, and (2) the aggregate amount of all fees, costs and expenses (including all attorneys' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of the Company in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger; PROVIDED HOWEVER that the aggregate amount payable under clauses (1) and (2) shall in no event exceed $21,500,000. The fee referred to in the preceding sentence shall be paid by Parent within five business days after such termination.

         (c) If the Company fails to pay when due any amount payable under this
     Section 9.3, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 9.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to 3% over the "prime rate" (as announced by Citibank N.A.) in effect on the date such overdue amount was originally required to be paid.

         (d) If Parent fails to pay when due any amount payable under this
     Section 9.3, then (i) Parent shall reimburse the Company for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the Company of its rights under this Section 9.3, and (ii) Parent shall pay to the Company interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the Company in full) at a rate per annum equal to 3% over the "prime rate" (as announced by Citibank N.A.) in effect on the date such overdue amount was originally required to be paid.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

     SECTION 10.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company, Parent and Merger Sub at any time (whether before or after adoption of this Agreement by the stockholders of the Company and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders); PROVIDED, HOWEVER, that
(i) after any such adoption of this Agreement by the Company's stockholders, no amendment shall be made which under any Legal Requirement requires further approval of the stockholders of the Company without the further approval of such stockholders, and (ii) after any such approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders, no amendment shall be made which under any Legal Requirement requires further approval of Parent's stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.



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

SECTION 10.2 WAIVER.

         (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     SECTION 10.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate (other than the representations in the letters delivered pursuant to Section
5.11 of this Agreement) delivered pursuant to this Agreement shall survive the Merger.

     SECTION 10.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; PROVIDED, HOWEVER, that the certain non-disclosure agreement dated March 23, 2001, between the Company and Parent shall not be superceded and shall remain in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     SECTION 10.5 APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action is commenced in a state court, then, subject to applicable Legal Requirements, no party shall object to the removal of such action to any federal court located in the State of Delaware; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 10.9.

     SECTION 10.6 DISCLOSURE SCHEDULE. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Article 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Article 2, and shall not be deemed to relate to or to qualify any other representation or warranty. The Parent Disclosure Schedule shall be arranged



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

in separate parts corresponding to the numbered and lettered sections contained in Article 3, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Article 3, and shall not be deemed to relate to or to qualify any other representation or warranty.

     SECTION 10.7 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     SECTION 10.8 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any of the rights hereunder may be assigned by either Party without the prior written consent of the other, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  IF TO PARENT OR MERGER SUB:

                           Vertex Pharmaceuticals Incorporated
                           130 Waverly Street
                           Cambridge, Massachusetts  02139
                           Facsimile No. (617) 577-6483
                           Attention:  General Counsel

                  WITH A COPY TO:

                           Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC One Financial Center
                           Boston, Massachusetts  02111
                           Facsimile No. (617) 542-2241
                           Attention:  Michael Fantozzi, Esq.

                  IF TO THE COMPANY:

                           Aurora Biosciences Corporation
                           11010 Torreyana Road
                           San Diego, California 92121
                           Facsimile No. (858) 404-6713
                           Attention:  General Counsel.

                  WITH A COPY TO:

                           Cooley Godward LLP
                           4365 Executive Drive, Suite 1100
                           San Diego, California  92121-2128
                           Facsimile No. (858) 453-3555
                           Attention:  Thomas A. Coll, Esq.

     SECTION 10.10 COOPERATION. The parties hereto agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

     SECTION 10.11 CONSTRUCTION.

         (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

         (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

         (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         (e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



                                     VERTEX PHARMACEUTICALS INCORPORATED



                                     By:    /s/ Joshua Boger
                                           --------------------------
                                     Name:  Joshua Boger
                                           --------------------------
                                     Title: CEO
                                           --------------------------




                                     AHAB ACQUISITION SUB, INC.



                                     By:    /s/ Joshua Boger
                                           --------------------------
                                     Name:  Joshua Boger
                                           --------------------------
                                     Title: President
                                           --------------------------





                                     AURORA BIOSCIENCES CORPORATION




                                     By:    /s/ Stuart J.M. Collinson
                                           --------------------------
                                     Name:  Stuart J.M. Collinson
                                           --------------------------
                                     Title: Chairman of the Board,
                                            Chief Executive Officer
                                            and President
                                           --------------------------

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of this Agreement (including this Exhibit A):

         "AFFILIATE" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

         "ACQUIRED CORPORATION CONTRACT" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

         "ACQUIRED CORPORATION INTELLECTUAL PROPERTY" shall mean any Intellectual Property owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

         "ACQUIRED CORPORATION SOURCE CODE" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Intellectual Property owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

         "ACQUISITION PROPOSAL" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Acquisition Transaction.

         "ACQUISITION TRANSACTION" shall mean any transaction (other than the Merger) or series of transactions involving:

         (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent corporation, or (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues or sells securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or

         (b) any sale (other than sales of inventory in the ordinary course of business), lease (other than in the ordinary course of business), exchange, transfer (other than sales of inventory in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of the Acquired Corporations.

          "AGREEMENT" shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

          "COMPANY COMMON STOCK" shall mean the Common Stock, $.001 par value per share, of the Company.

         "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section
10.6 and that has been delivered by the Company to Parent on the date of this Agreement and signed by the President of the Company.

         "COMPANY PREFERRED STOCK" shall mean the Preferred Stock, $.001 par value per share, of the Company.

         "COMPANY TRIGGERING EVENT" shall mean: (i) the failure of the board of directors of the Company to recommend that the Company's stockholders vote to adopt this Agreement, or the withdrawal or modification of the Company Board Recommendation in a manner adverse to the Parent; (ii) the Company shall have failed to include in the Joint Proxy Statement the Company Board Recommendation or a statement to the effect that the board of directors of the Company has determined and believes that the Merger is in the best interests of the Company's stockholders; (iii) the board of directors of the Company fails to reaffirm, without qualification, the Company Board Recommendation, or fails to publicly state, without qualification, that the Merger is in the best interests of the Company's stockholders, within five business days after Parent requests in writing that such action be taken; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have failed to hold the Company Stockholders Meeting within sixty
(60) days after the Form S-4 Registration Statement was declared effective; (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Board of Directors recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal within ten business days after such Acquisition Proposal is announced; or (viii) any of the Acquired Corporations or any Representative acting on behalf of any of the Acquired Corporations shall have breached or taken any action inconsistent with any of the provisions set forth in Section 4.4.

         "COMPANY BALANCE SHEET" shall mean the consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2000 included in the Company SEC Documents.

         "CONSENT" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "FORM S-4 REGISTRATION STATEMENT" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

         "GOVERNMENTAL AUTHORIZATION" shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Authority.

         "GOVERNMENTAL AUTHORITY" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INTELLECTUAL PROPERTY" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name (including material Internet domain name registrations), fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how (including protocols, results of experimentation and testing, specifications, strategies and techniques) and all tangible and intangible embodiments thereof of any kind whatsoever (including, without limitation, apparatus, biological or chemical materials), formulas, processes, invention records, procedures, research and development activity reports, laboratory notebooks, customer lists, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         "JOINT PROXY STATEMENT" shall mean the Joint Proxy Statement/prospectus to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting.

         "LEGAL PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

         "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (or under the authority of the NASD) and any judicial or administrative interpretation thereof.

         "MATERIAL" shall mean, with respect to any Person or group of Persons, any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such Person or Persons.

         "MATERIAL ADVERSE EFFECT" Except where this definition is expressly qualified in Sections 7.1 and 7.4 of the Merger Agreement, any event, change, effect, occurrence, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on a party to this Agreement if such event, change, effect, occurrence, violation, inaccuracy, circumstance or other matter (either individually or when considered together with all other matters that would constitute either exceptions to the representations and warranties or breaches of any covenant set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties or covenants) had or would reasonably be expected to have a material adverse effect on: (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of such party and its Subsidiaries taken as a whole, (ii) the ability of a party to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; or (iii) with respect to Parent only, Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation.

         "PARENT BALANCE SHEET" shall mean the consolidated balance sheet of Parent and its consolidated Subsidiaries as of December 31, 2000 included in the Parent SEC Documents.

         "PARENT COMMON STOCK" shall mean the Common Stock, $.01 par value per share, of Parent.

         "PARENT INTELLECTUAL PROPERTY" shall mean any Intellectual Property owned by or licensed to Parent or any of its Subsidiaries or otherwise used by Parent or any of its Subsidiaries.

         "PARENT TRIGGERING EVENT" shall mean: (i) the failure of the board of directors of Parent to recommend that Parent's stockholders approve the issuance of Parent Common Stock in the Merger, or the withdrawal or modification of the Parent Board Recommendation in a manner adverse to the Company, (ii) Parent shall have failed to include in the Joint Proxy Statement the Parent Board Recommendation or a statement to the effect that the board of directors of Parent has determined and believes that the issuance of Parent Common Stock in the Merger is in the best interests of Parent and its stockholders, (iii) the board of directors of Parent fails to reaffirm, without qualification, the Parent Board Recommendation, or fails to publicly state, without qualification, that the Merger is in the best interests of Parent's stockholders, within five
(5) business days after the Company requests in writing that such action be taken; and (iv) Parent shall have failed to hold the Parent Stockholders Meeting within sixty (60) days after the Form S-4 Registration Statement was declared effective.

         "PARENT PREFERRED STOCK" shall mean the Preferred Stock, $.01 par value, of the Company.

         "PERMITTED ENCUMBRANCES" shall mean such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Encumbrances for taxes, assessments and charges or levies of Governmental Authorities not yet due and payable or due but for which no notice of assessment has been given; (b) Encumbrances for taxes, assessments and charges or levies of Governmental Authorities due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made); (c) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (d) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (e) security given in the ordinary course of business to any Public Utility, municipality or other Government Authority in connection with the operation of the business in the ordinary course and other than security for borrowed money; and (f) assignments of insurance to landlords (or their mortgagees) pursuant to the terms of any lease and Encumbrances or rights reserved in any lease for rents or for compliance with the terms of the lease.

         "PERSON" shall mean any individual, Entity or Governmental Authority. "REPRESENTATIVES" shall mean officers, directors, employees, agents, attorneys, accountants and advisors.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SUBSIDIARY" An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

         "SUPERIOR PROPOSAL" shall mean an unsolicited, bona fide written offer made by a third party to purchase a majority of the outstanding Company Common Stock on terms that the board of directors of the Company determines, in its reasonable judgment, (i) after consultation with an independent financial advisor of nationally recognized reputation, to be more favorable from a financial point of view to the Company's stockholders than the terms of the Merger, including any improved terms offered in writing by the Parent and (ii) is reasonably capable of being consummated; PROVIDED, HOWEVER, that any such offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed or is not reasonably capable of being obtained by such third party.

         "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Authority.

         "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "THIRD PARTY ACQUISITION TRANSACTION" shall mean any transaction (other than the Merger) or series of transactions involving:

         (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent corporation and either (1) a majority of the members of the board of directors of the Company immediately after any such transaction are not persons who were members of the board of directors of the Company prior to such transaction, or (2) the stockholders of the Company immediately prior to any such transaction (excluding any parties to such transaction and their respective affiliates) hold less than 70% of the outstanding capital stock or control less than 70% of the voting power of the outstanding capital stock of the Company immediately after the transaction, or (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 30% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues or sells securities representing more than 30% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or

         (b) any sale (other than sales of inventory in the ordinary course of business), lease (other than in the ordinary course of business), exchange, transfer (other than sales of inventory in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 30% or more of the consolidated net revenues, net income or assets of the Acquired Corporations.